     As filed with the Securities and Exchange Commission on May 22, 2002
                                                Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                          ISLE OF CAPRI CASINOS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                               -----------------

  (For Co-registrants, Please See Table of Other Registrants on the Following
                                     Page)

        Delaware                     7990                    41-1659606
     (State or Other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial             Identification No.)
    Incorporation or          Classification Code
      Organization)                 Number)

                             1641 Popps Ferry Road
                           Biloxi, Mississippi 39532
                                (228) 396-7000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               -----------------

                               Allan B. Solomon
            Executive Vice President, Secretary and General Counsel
                   2200 Corporate Boulevard, N.W., Suite 310
                           Boca Raton, Florida 33431
                         Telephone No.: (561) 995-6660
                         Facsimile No.: (561) 995-6665
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               -----------------

                                   Copy to:
                             Paul W. Theiss, Esq.
                             Robert J. Wild, Esq.
                           Mayer, Brown, Rowe & Maw
                           190 South LaSalle Street
                            Chicago, Illinois 60603
                         Telephone No.: (312) 782-0600
                         Facsimile No.: (312) 701-7711

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                       Proposed       Proposed
                                          Amount       Maximum        Maximum
       Title of each Class of             to be     Offering Price   Aggregate        Amount of
     Securities to be Registered        registered     Per Unit    Offering Price  Registration Fee
---------------------------------------------------------------------------------------------------
9% Senior Subordinated Notes
 Due March 15, 2012................... $200,000,000    100%(1)     $200,000,000(1)     $ 18,400
---------------------------------------------------------------------------------------------------
Subsidiary Guarantees of 9% Senior
 Subordinated Notes Due March 15, 2012 $200,000,000    None(2)         None(2)          None(2)
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Calculated based on the book value of the securities to be received by the registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act.
(2) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees.

                               -----------------

   The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
================================================================================

                          TABLE OF OTHER REGISTRANTS

                                                        State of                            Primary standard
                                                      incorporation   I.R.S. Employer   industrial classification
Exact name of registrant as specified in its charter or organization Identification No.        code number
---------------------------------------------------- --------------- ------------------ -------------------------
   CSNO, L.L.C......................................    Louisiana        64-0925262               7990
   Gemini, Inc......................................     Nevada          88-0103475               7990
   Grand Palais Riverboat, Inc......................    Louisiana        72-1235423               7990
   IOC-Boonville, Inc...............................     Nevada          88-0303425               7990
   IOC-Coahoma, Inc.................................   Mississippi       64-0925253               7990
   IOC-Davenport, Inc...............................      Iowa           64-0928290               7990
   IOC-Kansas City, Inc.............................    Missouri         64-0921931               7990
   IOC Holdings, LLC................................    Louisiana        64-0934982               7990
   IOC-Lula, Inc....................................   Mississippi       88-0301634               7990
   IOC-Natchez, Inc.................................   Mississippi       88-0277687               7990
   Isle of Capri Bettendorf, LC.....................      Iowa           62-1810319               7990
   Isle of Capri Casino-Tunica, Inc.................   Mississippi       64-0907593               7990
   Isle of Capri Casino Colorado, Inc...............    Colorado         64-0863907               7990
   Isle of Capri Marquette, Inc.....................      Iowa           62-1810746               7990
   LL Holding Corporation...........................     Nevada          88-0445106               7990
   Louisiana Riverboat Gaming Partnership...........    Louisiana        72-1235811               7990
   LRGP Holdings, L.L.C.............................    Louisiana        64-0925264               7990
   PPI, Inc.........................................     Florida         65-0585198               7990
   Riverboat Corporation of Mississippi.............   Mississippi       64-0795563               7990
   Riverboat Corporation of Mississippi-Vicksburg...   Mississippi       42-1400605               7990
   Riverboat Services, Inc..........................      Iowa           42-1360145               7990
   St. Charles Gaming Company, Inc..................    Louisiana        72-1235262               7990

                        c/o Isle of Capri Casinos, Inc.
                             1641 Popps Ferry Road
                           Biloxi, Mississippi 39532
                                (228) 396-7000
  (Address, including zip code, and telephone number, including area code, of each of the co-registrant's principal executive offices)

                               Allan B. Solomon
            Executive Vice President, Secretary and General Counsel
                   2200 Corporate Boulevard, N.W., Suite 310
                           Boca Raton, Florida 33431
                         Telephone No.: (561) 995-6660
                         Facsimile No.: (561) 995-6665
(Name, address, including zip code, and telephone number, including area code, of agent for service for each of the co-registrants)

                                   Copy to:
                             Paul W. Theiss, Esq.
                             Robert J. Wild, Esq.
                           Mayer, Brown, Rowe & Maw
                           190 South LaSalle Street
                            Chicago, Illinois 60603
                         Telephone No.: (312) 782-0600
                         Facsimile No.: (312) 701-7711

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer to sell is not permitted.


                   Subject to Completion, dated May 22, 2002

PROSPECTUS

                          ISLE OF CAPRI CASINOS, INC.

                     Offer to Exchange $200,000,000 of its
                     9% Senior Subordinated Notes due 2012
                      for any and all of its outstanding
                     9% Senior Subordinated Notes due 2012

..   The exchange offer expires at 5:00 p.m., New York City time, on         ,
    2002, unless extended.

..   The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the SEC.

..   All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

..   Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m.,
    New York City time, on the expiration date of the exchange offer.

..   The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

..   We will not receive any proceeds from the exchange offer.

..   The form and terms of the new notes to be issued are substantially identical to your old notes, except that the new notes will not have transfer restrictions and you will not have registration rights.

..   There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

..   All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See "Plan of Distribution."

   For a discussion of factors that you should consider before you participate in the exchange offer, see "Risk Factors" beginning on page 10 of this prospectus.

   Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

   None of the Louisiana Gaming Control Board, the Louisiana Riverboat Gaming Enforcement Division of the Louisiana State Police, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Iowa Racing and Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Colorado Department of Revenue Division of Gaming, the Colorado Limited Gaming Control Commission, the Florida Department of Business and Professional Regulation or any other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is unlawful.

                  The date of this prospectus is      , 2002.

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
             Incorporation of Information We File with the SEC   i
             Forward-Looking Statements.......................  ii
             Where You Can Find More Information..............  ii
             Prospectus Summary...............................   1
             Risk Factors.....................................  10
             Use of Proceeds..................................  19
             Isle of Capri Casinos, Inc.......................  20
             The Exchange Offer...............................  21
             Description of the New Notes.....................  31
             Certain Federal Income Tax Considerations........  67
             Plan of Distribution.............................  71
             Legal Matters....................................  71
             Independent Auditors.............................  71

   You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   This prospectus "incorporates by reference" important business and financial information about our company that is not included in or delivered with the prospectus. This means:

  .   incorporated documents are considered part of this prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC will automatically update and supersede this prospectus.

The following documents are incorporated into this prospectus by reference:

  .   our Annual Report on Form 10-K for the fiscal year ended April 29, 2001;

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2001;

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2001;

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2002; and

  . all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange offer is complete.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus. You may obtain copies of the information incorporated by reference into this prospectus without charge upon oral or written request to: Isle of Capri Casinos, Inc.; Attention: Chief Financial Officer; 1641 Popps Ferry Road, Biloxi, Mississippi, 39532;
Telephone: (228) 396-7000.

   To obtain timely delivery of any of this information, you must make your request at least five business days prior to the expiration of the exchange
offer. The date by which you must make your request is           , 2002.

                          FORWARD-LOOKING STATEMENTS

   This prospectus includes or incorporates by reference forward-looking statements as they are defined in the Securities Act and the Exchange Act. We based these forward-looking statements on our current expectations and our projections about future events. These forward-looking statements could be negatively affected by risks, uncertainties and assumptions about us, including, among other things:

  . the effect of general economic, credit and capital market conditions on our business;

  .   our substantial indebtedness;

  .   competition in our existing and any future markets;

  .   changes in gaming and non-gaming laws and regulations;

  .   our failure to obtain or retain licenses or regulatory approvals;

  .   our failure to obtain adequate financing to meet our goals; and

  .   the other factors described in the "Risk Factors" section.

   All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this prospectus might not occur.

                      WHERE YOU CAN FIND MORE INFORMATION

   You may read and copy the reports, statements and other information we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).

                              PROSPECTUS SUMMARY

   This summary contains basic information about this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read the entire prospectus, including the information described under the heading "Risk Factors," and the business and financial information incorporated by reference into this prospectus before you participate in the exchange offer. Unless the context otherwise requires, the terms "Isle of Capri," "we," "our," "us" and other similar terms mean Isle of Capri Casinos, Inc. and all of its subsidiaries (except where it is clear that the terms exclude the Isle-Black Hawk or any unrestricted subsidiaries).

                          Isle of Capri Casinos, Inc.

   We are a leading developer, owner and operator of branded gaming and related lodging and entertainment facilities in growing markets in the United States. Our principal executive office is located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532. Our telephone number is (228) 396-7000. We maintain an Internet web site at http://www.theislecorp.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site as part of this prospectus.

                              The Exchange Offer

   We sold $200.0 million of our 9% senior subordinated notes due 2012 to the initial purchasers on March 27, 2002. The initial purchasers resold those notes in reliance on Rule 144A, Regulation S and other exemptions under the Securities Act.

   We entered into a registration rights agreement with the initial purchasers on March 27, 2002 in which we agreed, among other things, to:

  . file a registration statement with the SEC relating to the exchange offer on or before June 10, 2002;

  .   deliver to you this prospectus;

  . cause the registration statement, which includes this prospectus, to become effective on or before July 25, 2002; and

  . complete the exchange offer within 30 business days after the registration statement becomes effective.

   You are entitled to exchange your old notes for new registered 9% Senior Subordinated Notes due 2012 with substantially identical terms as the old notes, except for transfer restrictions and registration rights. If we do not complete the exchange offer on or before 30 business days after the registration statement becomes effective, the interest rate on your notes will be increased. You should read the discussion under the heading "The Exchange Offer--Purpose and Effect; Registration Rights" and "Description of the Notes" for further information regarding the new notes that we are offering in exchange for your old notes.

   We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.

                              Recent Developments

   We entered into an amended and restated $500.0 million senior credit facility on April 26, 2002. This facility consists of a five-year $250.0 million revolving credit facility and a six-year $250.0 million term loan facility.

   On March 14, 2002, we announced that our Board of Directors authorized us to embark on plans to sell or otherwise dispose of our Isle-Tunica and Lady Luck-Las Vegas properties. We expect to record a pre-tax asset impairment
charge of approximately $      million for our fiscal fourth quarter ended
April 28, 2002. This charge will consist of $      million related to the
write-down of our Tunica and Las Vegas properties and $      million related to
the write-down of barges and hulls held by us for development. The impairment loss on the write-down of assets, net of tax, will be approximately
$      million, or $      per diluted share.

                          Terms of the Exchange Offer

   The exchange offer relates to the exchange of up to $200.0 million aggregate principal amount of old notes for an equal aggregate principal amount of registered new notes. The new notes will be obligations of Isle of Capri and will be governed by the same indenture that governs the old notes.

New Notes.......................... We are offering registered 9% Senior Subordinated Notes due 2012 for your notes. The form and terms of the new notes and your old notes are substantially identical, except:

                                    .    the new notes will be registered under the Securities Act;

                                    .    the new notes will not bear any legends restricting transfer;
                                          and

                                    .    except under limited circumstances, your rights under the
                                          registration rights agreement, including your right to receive additional interest, will terminate.
The Exchange Offer................. We are offering to exchange an aggregate of $200.0 million principal amount of our new notes for $200.0 million of our old notes. Old notes may be tendered in integral multiples of $1,000 principal amount. As of the date of this prospectus, $200.0 million aggregate principal amount of the old notes is outstanding.
Expiration Date.................... You have until 5:00 p.m., New York City time, on          , 2002 to
                                    validly tender your old notes if you want to exchange your old notes for new notes. We may extend that date under certain conditions.
Conditions of the Exchange Offer;
  Extensions; Amendments........... The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimal principal amount of old notes being tendered. We may waive any condition or amend the terms of the exchange offer. If we materially amend the exchange offer, we will notify you.

                                    We may also delay or extend the exchange offer and, if the above conditions are not met, we may terminate the exchange offer. We will notify you of any delay, extension or termination of the exchange offer.
Interest........................... You will receive interest on the new notes from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from March 27, 2002. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.
Procedures for Tendering Old Notes;
  Special Procedures for Beneficial If you want to participate in the exchange offer, you must transmit a
  Owners........................... properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent.
                                    Please send these materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m., New
                                    York City time, on the expiration date. You must also send one of the following:


                               .    certificates of your old notes;

                               .    a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust
                                     Company; or

                               .    the items required by the guaranteed delivery procedures
                                     described below.
                               If you are a beneficial owner of your old notes and your old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old notes in the exchange offer, you should instruct your nominee to promptly tender the old notes on your behalf.

                               If you are a beneficial owner and you want to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, make appropriate arrangements to either register ownership of your old notes in your name or obtain a properly completed bond power from the registered holder of your old notes.
                               By executing the letter of transmittal, you will represent to us that:

                               .    you are not our "affiliate" (as defined in Rule 405 under the
                                     Securities Act);

                               .    you will acquire the new notes in the ordinary course of your business;

                               .    you are not a broker-dealer that acquired your notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the
                                     Securities Act;

                               .    if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

                               .    you are not participating, do not intend to participate and have no arrangement or understanding with any person to
                                     participate in the distribution of the new notes.
                               If your old notes are not accepted for exchange for any reason, we will return your old notes to you at our expense.
Guaranteed Delivery Procedures If you wish to tender your old notes and:

                               .    your old notes are not immediately available;

                               .    you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange
                                     agent; or

                               .    you cannot complete the procedures for delivery by book-
                                     entry transfer on time;

                               then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in
                               "The Exchange Offer--Guaranteed Delivery Procedures."


Acceptance of Old Notes and
Delivery of New Notes...... We will accept all old notes that you have properly tendered on time when all conditions of the exchange offer are satisfied or waived. The new notes will be delivered promptly after we accept the old notes.
Withdrawal Rights.......... You may withdraw tenders of your old notes at any time prior to 5:00
                            p.m., New York City time, on the expiration date
The Exchange Agent......... State Street Bank and Trust Company is the exchange agent. Its address and telephone number are set forth in "The Exchange Offer--
                            The Exchange Agent; Assistance."
Fees and Expenses.......... We will pay all expenses relating to the exchange offer and compliance with the registration rights agreement. We will also pay certain transfer taxes, if applicable, relating to the exchange offer.
Resales of New Notes....... We believe, based on an interpretation by the staff of the SEC contained in no-action letters issued to third parties in other transactions, that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the Securities Act if:

                            .    you are not our "affiliate" (as defined in Rule 405 under the
                                  Securities Act);

                            .    you acquire the new notes in the ordinary course of your
                                  business;

                            .    you are not a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;
                                  and

                            .    you are not participating, and have no arrangement or
                                  understanding with any person to participate, in a distribution
                                  (within the meaning of the Securities Act) of the new notes.

                            You should read the information under the heading "The Exchange
                            Offer--Resales of the New Notes" for a more complete description of why we believe that you can freely transfer new notes received in the exchange offer without registration or delivery of a prospectus.

                            All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.
Certain Tax Considerations. The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes. See "Certain Federal Income
                            Tax Considerations."

Registration Rights Agreement In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes that grants the holders of the old notes registration rights. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferrable new notes in the exchange offer. See "The Exchange Offer--Purpose and Effect; Registration Rights."

                   Consequences of Not Exchanging Old Notes

   If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

                            Terms of the New Notes

Issuer................ Isle of Capri Casinos, Inc.
Notes Offered......... $200,000,000 in principal amount of 9% senior subordinated notes due
                       2012.
Maturity.............. March 15, 2012.
Interest Payment Dates March 15 and September 15 of each year, commencing September 15,
                       2002.
Guarantees............ Our obligations under the new notes will be, and our obligations under the indenture are, jointly, severally and unconditionally guaranteed on an unsecured senior subordinated basis by all of our existing and future significant restricted subsidiaries. Our restricted subsidiaries that are not significant restricted subsidiaries and our unrestricted subsidiaries that own and operate the Isle-Black Hawk will not be guarantors. See
                       "Description of the New Notes--Subsidiary Guarantees."
Ranking............... The new notes and the subsidiary guarantees are general, unsecured obligations that will rank:

                       .    junior to all of our and the guarantors' existing and future senior indebtedness, including any indebtedness under our
                             senior credit facility;

                       .    senior to any of our and the guarantors' future indebtedness subordinated to the new notes and the guarantees;

                       .    equally with all of our outstanding 83/4% senior subordinated notes due 2009 and any future senior subordinated
                             indebtedness that we or the guarantors incur; and

                       .    effectively junior to all existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.
                       Assuming we had completed this exchange offer on January 27, 2002, the new notes and the guarantees would have ranked:

                       .    junior to $366.9 million of our and our restricted subsidiaries'
                             senior debt;

                       .    effectively junior to $82.9 million of debt and other liabilities of our subsidiaries that are not guarantors; and

                       .    equal to the $390.0 million 83/4% senior subordinated notes due 2009.
Optional Redemption... On or after March 15, 2007, we may redeem some or all of the new notes at any time at the redemption prices listed in the section
                       "Description of the New Notes--Redemption and Repurchase
                       Offers-- Optional Redemption."

                       On or before March 15, 2005, we may redeem up to 35% of the new notes with the net proceeds of a public equity offering if at least


                        $130.0 million in aggregate principal amount of the new notes and the old notes remains outstanding. See "Description of the New Notes--
                        Redemption and Repurchase Offers--Equity Proceeds Redemption."
Regulatory Redemption.. The new notes will be subject to mandatory redemption in the event of certain determinations by the gaming authorities in jurisdictions in which we conduct gaming operations. See "Description of the New
                        Notes--Redemption and Repurchase Offers--Gaming Redemption."
Change of Control Offer If we experience specific changes of control, we must offer to repurchase the new notes at 101% of their principal amount, plus accrued and unpaid interest. See "Description of the New Notes--
                        Redemption and Repurchase Offers--Change of Control Repurchase
                        Offer."
Certain Covenants...... The new notes will be governed by the same indenture under which the old notes were issued. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                        .    borrow money or guarantee debt;

                        .    use assets as security in other transactions;

                        .    make restricted payments;

                        .    pay dividends on, redeem or repurchase our stock or redeem our restricted subsidiaries' stock;

                        .    enter into transactions with affiliates;

                        .    issue and sell capital stock of our restricted subsidiaries; and

                        .    sell assets in excess of specified amounts, change the nature of our business or merge with or into other companies.
                        These covenants are subject to a number of important qualifications and exceptions described in the section entitled "Description of the
                        New Notes--Certain Covenants."

                        Our subsidiaries that own and operate the Isle-Black Hawk are not subject to the covenants in the indenture. See "Description of the New
                        Notes--Certain Covenants."

                Selected Historical Consolidated Financial Data

   The following table presents our selected historical consolidated financial data for the five fiscal years ended April 27, 1997, April 26, 1998, April 25, 1999, April 30, 2000 and April 29, 2001. This data is from our audited consolidated financial statements and the notes to those statements. This information should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and the related notes included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended April 29, 2001, which is incorporated by reference into this prospectus. See "Incorporation of Information We File with the SEC."

                                                                                   Fiscal Year Ended (1)(2)
                                                                       ------------------------------------------------
                                                                       April 27, April 26, April 25, April 30, April 29,
                                                                         1997      1998      1999      2000      2001
                                                                       --------- --------- --------- --------- ---------
                                                                         (dollars in millions, except per share data)
Income Statement Data:
Operating Revenues:
    Casino............................................................  $322.7    $388.2    $424.4   $  619.4  $  957.1
    Rooms.............................................................    10.8      17.8      19.1       24.8      50.7
    Pari-mutuel commissions and fees..................................    19.4      22.6      21.3       22.0      22.2
    Food, beverage and other..........................................    55.0      57.5      65.2       93.6     148.3
                                                                        ------    ------    ------   --------  --------
     Gross revenues...................................................   407.9     486.1     530.0      759.8   1,178.3
     Less promotional allowances......................................    42.1      69.3      73.2      113.1     195.5
                                                                        ------    ------    ------   --------  --------
       Net revenues...................................................   365.8     416.8     456.8      646.7     982.8
Operating costs and expenses:
    Casino............................................................    64.3      76.1      77.7      116.1     192.2
    Gaming taxes......................................................     2.3      78.6      86.9      122.6     192.6
    Rooms.............................................................    61.8       3.3       3.9        5.8      12.1
    Pari-mutuel.......................................................    16.0      16.3      15.7       16.4      16.2
    Food, beverage and other..........................................    14.3      13.4      14.2       19.1      32.0
    Marine and facilities.............................................    20.7      26.2      28.2       39.9      63.6
    Marketing and administrative......................................   121.3     108.2     121.0      167.6     249.9
    Accrued litigation settlement (reversal)..........................      --        --      (4.2)        --        --
    Valuation charge..................................................     7.0        --       5.1         --       1.0
    Preopening expenses...............................................     2.5        --       3.3        3.4       0.2
    Other charges.....................................................      --        --        --         --       8.2
    Depreciation and amortization.....................................    27.1      33.6      36.3       42.3      69.1
                                                                        ------    ------    ------   --------  --------
       Total operating expenses.......................................   337.3     355.7     388.1      533.2     837.1
                                                                        ------    ------    ------   --------  --------
Operating income......................................................    28.5      61.1      68.7      113.5     145.7
    Interest expense..................................................   (40.3)    (51.6)    (48.6)     (60.4)    (98.9)
    Interest income...................................................     1.6       4.7       2.9        4.7       5.1
    Gain on disposal of assets........................................      --        --        --        3.1       0.3
    Minority interest.................................................      --       0.8       2.2       (3.7)     (6.4)
    Equity in income (loss) of unconsolidated joint ventures..........    (0.2)       --      (1.3)       0.3      (0.2)
                                                                        ------    ------    ------   --------  --------
Income (loss) before income taxes and extraordinary item..............   (10.4)     15.0      23.9       57.5      45.6
    Income tax provision (benefit)....................................    (1.6)      7.5      11.8       25.4      20.5
                                                                        ------    ------    ------   --------  --------
Income (loss) before extraordinary item...............................    (8.8)      7.5      12.1       32.1      25.1
    Extraordinary loss on extinguishment of debt, net of applicable
     tax benefit......................................................   (12.3)       --     (36.3)      (1.0)       --
                                                                        ------    ------    ------   --------  --------
Net income (loss).....................................................  $(21.1)   $  7.5    $(24.2)  $   31.1  $   25.1
                                                                        ------    ------    ------   --------  --------
Earnings (loss) per share - basic.....................................  $(0.94)   $ 0.32    $(1.03)  $   1.18  $   0.84
                                                                        ======    ======    ======   ========  ========
Balance Sheet Data and Other Data:
Cash and cash equivalents.............................................  $ 51.8    $ 52.5    $ 85.1   $  168.0  $   76.7
Total assets..........................................................   528.4     615.7     676.5    1,305.5   1,382.9
Long-term debt, including current portion.............................   379.5     442.1     532.8      962.9   1,039.1
Stockholders' equity..................................................    78.0      86.1      62.0      155.5     166.0
Ratio of earnings to fixed charges(3).................................      --      1.2x      1.3x       1.8x      1.4x

Footnotes on following page

--------
(1) The operating results for fiscal year 1997 are not comparable to other periods presented because the Isle-Bossier City and Isle-Lake Charles were accounted for under the equity method until August 6, 1996, when the remaining interests in these facilities were acquired by Isle of Capri.

(2) The data presented for fiscal years prior to fiscal 1999 is not comparable to other fiscal years presented because it does not include the operating results of Isle-Black Hawk which opened December 30, 1998. The data presented for fiscal years prior to fiscal 2000 is not comparable to other fiscal years presented because it does not include the operating results of Isle-Tunica which opened July 26, 1999 and Isle-Natchez, Isle-Lula, Isle-Bettendorf, and Isle-Marquette which we acquired on March 2, 2000. The data presented for fiscal years prior to fiscal 2001 is not comparable to other fiscal years presented because it does not include the operating results of Isle-Kansas City which we acquired on June 6, 2000, Lady Luck-Las Vegas which we acquired on September 12, 2000, and Rhythm City--Davenport which we acquired on October 10, 2000.

(3) For purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings before provision for income taxes and extraordinary item plus fixed charges, excluding capitalized interest. Fixed charges consist of interest on indebtedness, including capitalized interest, plus that portion of rental expense that is considered to be interest. This ratio does not include earnings and fixed charges of unconsolidated joint ventures. Earnings were inadequate to cover fixed charges by $10.2 million for fiscal 1997.

                                 RISK FACTORS

   Your investment in the new notes will involve certain risks. You should carefully consider the following factors, in addition to the other information included in this offering memorandum, before you decide whether to purchase the new notes.

                         Risks Related to Our Business

Our Substantial Indebtedness Could Adversely Affect Our Business, Financial Condition and Results of Operations and Prevent Us From Fulfilling Our Obligations Under the New Notes

   We have a significant amount of debt. As of January 27, 2002, and giving effect to the issuance of the old notes, the restricted group had $1,156.9 million of total debt outstanding, which excludes $82.9 million of debt of our non-guarantor subsidiaries that is non-recourse to us. In April 2002, we entered into an amended and restated senior credit facility which refinanced our prior facility. This amended and restated senior credit facility consists of a five-year $250.0 million revolving credit facility and a six-year $250.0 million term loan facility.

   Our significant indebtedness could have important consequences to you, such as:

  . limiting our ability to satisfy our obligations with respect to the new notes;

  . limiting our ability to obtain additional financing to fund our working capital requirements, capital expenditures, debt service, general corporate or other obligations, including our obligations with respect to the new notes;

  . limiting our ability to use operating cash flow in other areas of our business because we must dedicate a significant portion of these funds to make principal and interest payments on our indebtedness;

  . increasing our interest expense if there is a rise in interest rates, because a portion of our borrowings are under our senior credit facility and, as such, we will have interest rate periods with short-term durations (typically 30 to 180 days) that require ongoing refunding at the then current rates of interest;

  . causing our failure to comply with the financial and restrictive covenants contained in the indenture and agreements that govern the old notes and will govern the new notes, and the indenture and agreements governing the 83/4% senior subordinated notes due 2009, our senior credit facility and our other indebtedness which could cause a default under those instruments and which, if not cured or waived, could have a material adverse effect on us;

  . placing us at a competitive disadvantage to our competitors who are not as highly leveraged; and

  . increasing our vulnerability to and limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

   Any of the factors listed above could have a material adverse effect on our business, financial condition and results of operations. In addition, as of April 28, 2002, we had the capacity to issue additional indebtedness, including the ability to incur additional indebtedness under the revolving portion of our senior credit facility, of approximately $175.0 million, subject to the limitations imposed by the covenants in the senior credit facility, the indenture that governs the old notes, and will govern the new notes, and the indenture that governs the 8 3/4% senior subordinated notes due 2009. The indenture that governs the old notes and will govern the new notes, and the indenture governing the 83/4% senior subordinated notes due 2009 and the senior credit facility each contain financial and other restrictive covenants, but will not fully prohibit us from incurring additional debt. If new debt is added to our current level of indebtedness, related risks that we and you now face could increase.

Servicing Our Debt Requires a Significant Amount of Cash, and Our Ability to Generate Sufficient Cash Will Depend on Many Factors, Some of Which Are Beyond Our Control

   We must repay all amounts borrowed under our senior credit facility by April 2008, as well as the $390.0 million in aggregate principal amount of 83/4% senior subordinated notes due 2009 by April 2009. We are required to make quarterly principal payments on the $250.0 million term loan portion of our senior credit facility. The amount of these payments is currently $625,000 per quarter through the quarter ending March 2007, and $59.4 million per quarter for the quarters ending in June, September and December of 2007. The amount of these quarterly payments will increase in the event that we exercise our option to increase the amount of our borrowings under the term loan. In addition, we are required to make substantial quarterly interest payments on our senior credit facility and substantial semi-annual interest payments on the new notes and the 83/4% senior subordinated notes due 2009. Our ability to make payments on and refinance our indebtedness, including the new notes, and to fund our capital expenditures will depend on our ability to generate cash flow and secure financing in the future.

   Our ability to generate cash flow will depend on:

  .   our future operating performance;

  .   the demand for services we provide;

  .   general economic conditions;

  .   competition; and

  .   legislative and regulatory factors affecting our operations and business.

   Some of these factors are beyond our control. In addition, the ability to borrow funds under our senior credit facility in the future will depend on our meeting the financial covenants in the senior credit facility. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the new notes, or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on favorable terms or at all. Any inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our financial condition.

We Face Significant Competition from Other Gaming Operations

   We face intense competition in the markets in which we operate. We have numerous competitors, including land-based casinos, dockside casinos, riverboat casinos, casinos located on Native American reservations and at racing and pari-mutuel operations. Several of our competitors have substantially better name recognition, marketing and financial resources than we do. Legalized gaming is currently permitted in various forms throughout the United States. Certain states have recently legalized, and other states are currently considering legalizing, casino gaming in designated areas. In addition, many Native American tribes conduct casino gaming on reservations throughout the United States which have the advantages of being land-based and exempt from certain state and federal taxes. Some Native American tribes are either in the process of establishing, or are considering the establishment of, gaming at additional locations. There is no limit on the number of gaming licenses that may be granted in several of the markets in which we operate. As a result, new licenses could be awarded to gaming facilities in such markets, which could have an adverse effect on our operating results. In particular, we face significant new competition in the Lake Charles, Louisiana market. In February 2002, Boyd Gaming opened a casino with 15,000 square feet of gaming space with approximately 1,500 slot machines at Delta Downs, a horse racing facility. Delta Downs is 25 miles closer to Houston than the Isle-Lake Charles, making it the closest gaming facility to Houston. In addition, the last available Louisiana gaming license was recently awarded to Pinnacle Entertainment for a new development in the Lake Charles market. Expansion of existing gaming facilities and the development of new gaming facilities and casinos on Native American-owned lands will increase competition for our existing and future operations.

   We also compete with other forms of legalized gaming and entertainment such as online computer gambling, bingo, pull tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse racing and dog racing, state-sponsored lotteries, jai-alai, video lottery terminals, video poker terminals and, in the future, may compete with gaming at other venues. For example, there currently is legislation pending in Florida that, if passed, would legalize video poker, electronic games of chance or video lottery terminal gaming at pari-mutuel gaming facilities, including our facility in Pompano Beach, which could have an adverse effect on the operations of the Isle-Biloxi.

   Our existing gaming facilities compete directly with other gaming properties in Louisiana, Mississippi, Missouri, Iowa, Colorado and Nevada. We also compete with gaming operations in other gaming jurisdictions such as Atlantic City, New Jersey. Our existing casinos attract a significant number of their customers from Houston and Dallas/Fort Worth, Texas; Mobile, Alabama; Jackson, Mississippi; Memphis, Tennessee; Little Rock, Arkansas and Denver, Colorado. Our continued success depends upon drawing customers from each of these geographic markets. Legalization of gaming in jurisdictions closer to these geographic markets than the jurisdictions in which our facilities are located would have a material adverse effect on our operating results. We expect competition to increase as new gaming operators enter our markets, existing competitors expand their operations, gaming activities expand in existing jurisdictions and gaming is legalized in new jurisdictions. We cannot predict with any certainty the effects of existing and future competition on our operating results.

Our Senior Credit Facility, the Indenture Governing the 83/4% Senior Subordinated Notes due 2009 and the Indenture that Governs the Old Notes, and will Govern the New Notes Restrict Our Operations

   We have made and will need to make significant capital expenditures at our existing facilities to remain competitive with current and future competitors in our markets. Our senior credit facility, the indenture governing the 83/4% senior subordinated notes due 2009 and the indenture that governs the old notes, and will govern the new notes, each contain operating and financial restrictions that may limit our ability to obtain the financing to make these capital expenditures.

   Our senior credit facility, among other things, limits our ability to:

  .   borrow money;

  .   make capital expenditures;

  .   use assets as security in other transactions;

  .   make restricted payments or restricted investments;

  .   incur contingent obligations; and

  .   sell assets and enter into leases and transactions with affiliates.

   In addition, the senior credit facility requires us to meet financial ratios and tests, including:

  .   a maximum consolidated total leverage test;

  .   a maximum consolidated senior leverage test;

  .   a minimum consolidated fixed charge coverage test; and

  .   a minimum consolidated net worth test.

   The indenture governing the 83/4% senior subordinated notes due 2009 and the indenture that governs the old notes, and will govern the new notes, each impose operating and financial restrictions on us that limit, among other things, our ability to:

  .   borrow money or guarantee debt;

  .   use assets as security in other transactions;

  .   make restricted payments;

  . pay dividends on or redeem or repurchase our stock or our restricted subsidiaries' stock;

  .   enter into transactions with affiliates;

  .   issue and sell stock of restricted subsidiaries; and

  . sell assets in excess of specified amounts, change the nature of our business or merge with or into other companies.

   A breach of any restriction or covenant contained in our senior credit facility, the indenture governing the 83/4% senior subordinated notes due 2009 or the indenture that governs the old notes, and will govern the new notes, could cause a default under the new notes and other debt and result in a significant portion of our debt becoming immediately due and payable. We are not certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments, including payments on the new notes. In addition, following the occurrence of certain events of default under our senior credit facility, we may be prohibited from making payments on the new notes.

We Are Subject to Extensive Regulation From Gaming Authorities

   Licensing Requirements. As owners and operators of gaming facilities, we are subject to extensive state and local regulation. State and local authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming operations. The regulatory authorities in the jurisdictions in which we operate may, for any reasonable cause, limit, condition, suspend or revoke a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries. In addition, regulatory authorities in certain jurisdictions must approve, in advance, any restrictions on, transfers of, agreements not to encumber or pledges of equity securities which are issued by a corporation that is registered as an intermediary company with such state, or holds a gaming license. If these restrictions are not approved in advance, they will be invalid. Like all gaming operators in the jurisdictions in which we operate, we must periodically apply to renew our gaming licenses. We cannot assure you that we will be able to obtain such renewals. Regulatory authorities may also levy substantial fines against us or seize our assets, or the assets of our subsidiaries or of the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on our business.

   We have demonstrated suitability to obtain and have obtained all governmental licenses, registrations, permits and approvals necessary for us to operate our existing gaming facilities. We cannot assure you that we will be able to retain them or continue to demonstrate suitability to obtain any new licenses, registrations, permits or approvals. If we expand our gaming operations in the jurisdictions in which we currently operate or to new jurisdictions, we will have to meet suitability requirements and obtain additional licenses, registrations, permits and approvals from gaming authorities in these jurisdictions. The approval process can be time-consuming and costly and there is no assurance that we will be successful.

   Potential Changes in Regulatory Environment. From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which we operate. In addition, from time to time, certain anti-gaming groups propose referenda that, if adopted, would limit our ability to continue to operate in those jurisdictions in which such referenda are adopted. Any expansion of gaming or restriction on or prohibition of our gaming operations could have a material adverse effect on our operating results.

   Taxation. State and local authorities raise a significant amount of revenue through taxes and fees on gaming activities. We believe that the prospect of significant revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, local and provincial legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations.

We Are Subject to Non-Gaming Regulation

   Several of our riverboats must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety and must hold U.S. Coast Guard Certificates of Documentation and Inspection. The U.S. Coast Guard requirements also set limits on the operation of the riverboats and mandate licensing of certain personnel involved with the operation of the riverboats. Loss of a riverboat's Certificate of Documentation and Inspection could preclude its use as a riverboat casino. Each of our riverboats is inspected annually and, every five years, is subject to drydocking for inspection of its hull, which could result in a temporary loss of service.

   We are required to have third parties periodically inspect and certify all of our casino barges for stability and single compartment flooding integrity. Our casino barges must also meet local fire safety standards. We would incur additional costs if any of our gaming facilities were not in compliance with one or more of these regulations.

   We are also subject to certain federal, state and local environmental laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Oil Pollution Act of 1990. Under various federal, state and local laws and regulations, an owner or operator of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances or wastes located on its property, regardless of whether or not the present owner or operator knows of, or is responsible for, the presence of such substances or wastes. We have not identified any issues associated with our properties that could reasonably be expected to have an adverse effect on us or the results of our operations. However, certain of our properties are located in industrial areas or were used for industrial purposes for many years. As a consequence, it is possible that historical or neighboring activities have affected one or more of our properties and that, as a result, environmental issues could arise in the future, the precise nature of which we cannot now predict. The coverage and attendant compliance costs associated with these laws, regulations and ordinances may result in future additional costs.

   Regulations adopted by the Financial Crimes Enforcement Network of the U.S. Treasury Department require us to report currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. Substantial penalties can be imposed against us if we fail to comply with these regulations.

   We are also subject to a variety of other local rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages.

We Depend on Our Management and Employees

   Our continued success will depend, among other things, on the efforts and skills of a few key executive officers and the experience of our property managers as well as our ability to attract and retain additional highly qualified personnel with gaming industry experience and qualifications to obtain the requisite licenses. We do not maintain ''key man'' life insurance for any of our employees. There is no assurance that we would be able to attract and hire suitable replacements for any of our key employees. We need qualified executives, managers and skilled employees with gaming industry experience to continue to successfully operate our business. We believe a shortage of skilled labor in the gaming industry may make it increasingly difficult and expensive to attract and retain qualified employees. We expect that increased competition in the gaming industry will intensify this problem.

Inclement Weather and Other Conditions Could Seriously Disrupt Our Business, Financial Condition and Results of Operations

   Dockside and riverboat facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather. Our riverboats and barges face additional risks from the movement of vessels on waterways.

   Reduced patronage and the loss of a dockside or riverboat casino from service for any period of time could adversely affect our results of operations. For example, as a result of flooding of the Mississippi River, we closed the Isle-Marquette from April 18 to May 2, 2001, and the Rhythm City-Davenport from April 18 to May 20, 2001. While our business interruption insurance provided sufficient coverage for those losses, we cannot assure you that the proceeds from any future claim will be sufficient to compensate us if one or more of our casinos experiences a closure.

   Access to a number of our facilities may also be affected by road conditions, such as construction and traffic. In addition, severe weather such as high winds and blizzards occasionally limits access to the Isle-Black Hawk.

We Experience Quarterly Fluctuations in Results of Operations

   Our quarterly operating results fluctuate because of seasonality and other factors. We typically generate the major portion of our income in our first and fourth fiscal quarters, which end in July and April, respectively.

Energy and Fuel Price Increases May Adversely Affect Our Costs of Operations and Our Revenues

   Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, the recent substantial increases in the cost of electricity in the United States will negatively affect our results of operations. In addition, energy and fuel price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation to our properties, which would negatively impact our revenues. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, but this impact could be material.

A Downturn in General Economic Conditions May Adversely Affect Our Results of Operations

   Our business operations are subject to changes in international, national and local economic conditions, including changes in the economy related to future security alerts in connection with threatened or actual terrorist attacks such as those that occurred on September 11, 2001 which may affect our customers' willingness to travel. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our properties, could result in fewer customers visiting our properties, which would adversely affect our results of operations.

             Risks Related to the Exchange Offer and the New Notes

You May Not Be Able to Sell Your Old Notes if You Do Not Exchange Them for New Notes in the Exchange Offer

   If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not offer or sell the old notes unless they are:

  .   registered under the Securities Act;

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

  . offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

  . offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

   We do not currently anticipate that we will register the old notes under the Securities Act. In addition, holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest.

The Market for Old Notes May Be Significantly More Limited after the Exchange Offer

   If old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange may be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged pursuant to the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

An Active Trading Market May Not Develop for the New Notes

   The new notes are new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the new notes, your ability to sell the new notes or the price at which you would be able to sell the new notes. If such markets were to exist, the new notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities.

Restrictions on the Exchange Offer

   Issuance of new notes in exchange for old notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "The Exchange Offer--Resales of the New Notes" and "Plan of Distribution."

Your Right to Receive Payment on the New Notes or under the Guarantees Is Junior to Senior Debt and Effectively Junior to Debt and Other Liabilities of Our Non-Guarantor Subsidiaries and Is Equal With Our 83/4% Senior Subordinated Notes due 2009

   The new notes will be junior to all of our existing and future senior debt, including any amounts we borrow under our senior credit facility or under our existing lines of credit. We must use our operating cash to pay amounts due under debt that ranks senior to the new notes before we can use operating cash to make interest or principal payments on the new notes.

   The subsidiary guarantees will be junior to all existing and future senior debt of the subsidiary guarantors. All subsidiaries that guarantee the notes also guarantee our senior credit facility. The subsidiary guarantors must use their operating cash to pay amounts due under debt that ranks senior to the guarantees before they can use their operating cash to make payments with respect to the guarantees of the new notes.

   In addition, all payments on the new notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 365 days in the event of certain non-payment defaults on senior debt.

   As of January 27, 2002, we and our significant restricted subsidiaries had approximately $366.9 million of senior debt outstanding. Since some of our subsidiaries will not guarantee the new notes, the new notes will be effectively junior to all debt and other liabilities of these non-guarantor subsidiaries. In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any of our non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to our creditors. Assuming we had completed this exchange offer on January 27, 2002, the new notes would have been effectively junior to approximately $82.9 million of debt and other liabilities of our non-guarantor subsidiaries and would be equal with the $390.0 million in aggregate principal amount of our 83/4% senior subordinated notes due 2009.

   If there is a distribution to our creditors because of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, holders of debt that is senior to the new notes will be paid in full before any payment may be made with respect to the new notes. Similarly, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any subsidiary guarantor, its assets would be available to pay obligations under its guarantee only after all senior debt of that guarantor is paid in full.

The New Notes Are Unsecured--Your Right to Enforce Remedies is Limited by the Rights of Holders of Secured Debt

   The new notes will not be secured by any of our assets or any assets of our subsidiaries. Our obligations under our senior credit facility are secured by substantially all of our assets and the assets of our subsidiaries other than our subsidiaries that own and operate the Isle-Black Hawk and Pompano Park. If we become insolvent or are liquidated, or if payment under our senior credit facility is accelerated, the lenders under our senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. These lenders will have a claim on our assets and the assets of our subsidiaries before the holders of the new notes.

We are a Holding Company and Depend on the Business of Our Subsidiaries to Satisfy Our Obligations Under the New Notes

   We are a holding company and our assets consist primarily of investments in our subsidiaries. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our debts depend upon our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries are not obligated to make funds available to us for payment on the new notes or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. In addition, the ability of our subsidiaries to make payments to us depends on applicable law and debt instruments to which they or we are a party, which may include requirements to maintain minimum levels of working capital and other assets. Distributions to us from our subsidiaries may not be adequate to permit us to pay interest and principal on the new notes when due.

   The new notes will effectively rank junior to all existing and future liabilities of our subsidiaries that are not guarantors of the new notes, including trade payables. In the event of a bankruptcy, liquidation or dissolution of a non-guarantor subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make any payments to us so that we can meet our obligations as the holding company, including our obligations to you under the new notes. As of January 27, 2002, our non-guarantor subsidiaries had approximately $82.9 million of debt outstanding. The indenture governing the new notes will not limit the ability of our non-guarantor subsidiaries to incur substantial additional debt.

The Guarantees May Be Unenforceable Due to Fraudulent Conveyance Statutes

   The obligations of the subsidiary guarantors may be subject to challenge under state or federal fraudulent transfer laws. In general, under fraudulent conveyance laws, a court can subordinate or void an obligation such as a guarantee if it determines that the obligation was incurred with actual intent to hinder, delay or defraud creditors or if the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and:

  .   was insolvent or rendered insolvent as a result of the guarantee;

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature.

   In addition, a court could void any payment by us or the guarantor pursuant to the new notes or a guarantee and require that payment to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

   Generally an entity is insolvent if:

  . the sum of its debts, including contingent or unliquidated debts, is greater than all of its property at a fair valuation; or

  . the present fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they become due.

We May Not Be Able to Repurchase Notes upon a Change of Control Offer

   Upon the occurrence of specific "change of control" events, we must offer to repurchase all outstanding notes including the 8 3/4% senior subordinated notes due 2009, the old notes and the new notes. Our senior credit facility prohibits us from doing so until we have repaid the outstanding principal balance, accrued interest and other amounts owed under the senior credit facility. Any future agreements relating to indebtedness to which we become a party may contain similar provisions. Restrictions in our senior credit facility, the indenture governing the 8 3/4% senior subordinated notes due 2009 or the indenture that governs the old notes and will govern the new notes, may also prevent us from borrowing funds for the repurchase. In that event, we could refinance our outstanding debt or obtain consents under existing agreements. We may not be able to do so or may not be able to negotiate favorable refinancing terms. If we cannot refinance our debt or do not obtain the necessary consents, we will not be able to repurchase the notes. Our failure to repurchase notes tendered upon a change of control would cause us to default on the indenture governing the 8 3/4% senior subordinated notes due 2009, the indenture that governs the old notes, and will govern the new notes, and our senior credit facility and other senior debt. In the event of a default, the indentures would likely restrict payment to noteholders. See "Description of the New Notes--Redemption and Repurchase Offers."

We May Require You to Dispose of Your New Notes or Redeem Your New Notes if Any Gaming Authority Finds You Unsuitable to Hold Them

   We may require you to dispose of your new notes or redeem your new notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with gaming laws to which we are subject. Gaming authorities can generally require that any beneficial owner of our securities, including holders of the new notes, file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of a new note to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner's suitability and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required, either by law or the terms of the new notes, to dispose of the new notes. See "Description of the New Notes--Redemption and Repurchase Offers--Gaming Redemption."

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be canceled.

                          ISLE OF CAPRI CASINOS, INC.

   We are a leading developer, owner and operator of branded gaming facilities and related lodging and entertainment facilities in growing markets in the United States. We wholly own and operate thirteen gaming facilities located in Lake Charles and Bossier City, Louisiana; Lula, Biloxi, Vicksburg, Natchez and Tunica, Mississippi; Kansas City and Boonville, Missouri; Bettendorf, Davenport and Marquette, Iowa; and Las Vegas, Nevada. We also own a 57% interest in and receive a management fee for operating a gaming facility in Black Hawk, Colorado. All but two of these gaming facilities operate under the name "Isle of Capri" and feature our distinctive tropical island theme. In addition, we wholly own and operate a pari-mutuel harness racing facility in Pompano Beach, Florida.

                              THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

   We sold the old notes to the initial purchasers on March 27, 2002. The initial purchasers then resold the old notes under an offering memorandum dated March 21, 2002 in reliance on Rule 144A, Regulation S and other available exemptions under the Securities Act. On March 27, 2002, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to:

  . file a registration statement with the SEC relating to the exchange offer under the Securities Act no later than June 10, 2002;

  . use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before July 25, 2002;

  . commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

  . keep the exchange offer open for acceptance for at least 20 business days after notice of the exchange offer is mailed to holders of the old notes;

  . cause the exchange offer to be consummated not later than 30 business days following the date of the effectiveness of the exchange offer registration statement;

  . use our best efforts to promptly issue new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer; and

  . use our best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and thereafter until we have issued new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer.

   In the registration rights agreement, we agreed to file a shelf registration statement if:

  . we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the SEC staff;

  .   for any reason, the exchange offer is not consummated by August 23, 2002;

  . any holder of old notes notifies us that it (1) is not entitled to participate in the exchange offer, (2) may not resell the new notes required by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for purposes of these resales or (3) is a broker-dealer and owns old notes acquired directly from us or one of our affiliates; or

  . the holders of a majority in aggregate principal amount of the old notes are not eligible to participate in the exchange offer and to receive new notes that they may resell to the public without volume restriction under the Securities Act and without similar restriction under applicable blue sky or state securities laws.

   If we are required to file a shelf registration statement, we must use our best efforts to file the shelf registration statement relating to the old notes on or before the 60th day after the obligation to file the shelf registration statement arises. However, if our obligation arises because this exchange offer has not been consummated by August 23, 2002, we must use our best efforts to file the shelf registration statement by September 24, 2002. We will use our best efforts to cause the shelf registration statement to be declared effective no later than 120 days after the date that the obligation to file the shelf registration statement arises.

   If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or otherwise cease to be outstanding.

   A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to some of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification and contribution obligations).

   The registration rights agreement requires us to pay the holders of the notes additional interest if a registration default exists. A registration default will exist if:

  . we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

  . any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

  . the exchange offer is required to be consummated under the registration rights agreement and is not consummated by August 23, 2002;

  . the shelf registration statement is declared effective but thereafter, during the period for which we are required to maintain the effectiveness of the shelf registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the shelf registration statement; or

  . the exchange offer registration statement is declared effective but thereafter, during the period for which we have agreed to make this prospectus available to broker-dealers for use in connection with the resale of new notes, the exchange offer registration statement ceases to be effective (or we restrict the use of the prospectus included in the exchange offer registration statement).

   If a registration default exists, the interest rate of the old notes will be increased by 0.25% per year for the first 90-day period following the registration default. The interest rate will increase by an additional 0.25% per year at the beginning of each subsequent 90-day period (or portion thereof) until all registration defaults have been remedied. The interest rate may not be increased as a result of registration defaults by more than 1.00% per year. Following the cure of all registration defaults, the accrual of additional interest on the old notes will cease and the interest rate will revert to the original rate.

   The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

   If you participate in the exchange offer, you will, with limited exceptions, receive notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading "--Resales of the New Notes" for more information relating to your ability to transfer new notes.

   The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

Expiration Date; Extensions

   The expiration date at the exchange offer is      , 2002 at 5:00 p.m., New
York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We expressly reserve the right, in our sole and absolute discretion:

  .   to delay accepting any old notes;

  .   to extend the exchange offer;

  . if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

  . to waive any condition or otherwise amend the terms of the exchange offer in any manner.

   If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any pubic announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such pubic announcement other than by issuing a release to a national news service.

Terms of the Exchange Offer

   We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "--Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

   As of the date of this prospectus, $200.0 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of administration,
we have fixed the close of business on       , 2002 as the record date for
purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes (or such holder's legal representative or attorney-in-fact) whose ownership is reflected in the records of State Street Bank and Trust Company, as registrar, or whose notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder is our "affiliate" (as defined in Rule 405 under the Securities Act).

   We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

   Holders of old notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act, including Rule 14e-1.

   Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

   Neither our company nor our board of directors makes any recommendation to holders of old notes as to whether to tender any of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Conditions of the Exchange Offer

   You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

   Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the SEC. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law:

  . terminate the exchange offer and return all old notes tendered for exchange; or

  .   waive any condition or amend the terms of the exchange offer.

   We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

   The exchange offer is not conditioned upon any minimal principal amount of old notes being tendered.

Interest

   Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for such new note or, if no interest has been paid or duly provided for on such old note, from March 27, 2002. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after March 27, 2002.

Procedures for Tendering Old Notes

   The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery of mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

   Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

   Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

   DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

   The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states:

  . that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

  . that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal (or in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

  .   that we may enforce such agreement against that participant.

   Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

  . by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or

  .   for the account of an eligible institution (as described below).

   If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion Signature Guarantor"). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive such requirement.

   As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act.

   We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

   Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.

   By tendering, you will represent to us that, among other things:

  .   you are not our "affiliate" (as defined in Rule 405 under the Securities
      Act);

  .   you will acquire the new notes in the ordinary course of your business;

  . you are not a broker-dealer that acquired your notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

  . if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

  . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

   In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

   If you wish to tender your old notes and:

  .   your old notes are not immediately available;

  . you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

  . you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

  . tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

  . on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

  . properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.

   Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

Withdrawal Rights

   Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  . specify the name of the person having deposited the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and

  . specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

   All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under " --Procedures for Tendering Old Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

   State Street Bank and Trust Company is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

               By Registered or           By Hand or Overnight
               Certified Mail:            Courier:

               State Street Bank and      State Street Bank and
               Trust Company Corporate    Trust Company Corporate
               Trust Department P.O.      Trust Window, 5th Floor 2
               Box 778 Boston,            Avenue de
               Massachusetts 02102-0778   Lafayette Boston,
                                          Massachusetts 02111-1724

                  To Confirm by Telephone or for Information:

                     (617) 662-1525 Attn: Mackenzie Elijah

Fees and Expenses

   We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

   We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange.
Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Not Exchanging Old Notes

   As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

   Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, such old notes may be resold only:

  .   to our company or any of our subsidiaries;

  . inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act;

  . inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an "accredited investor" that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

  . outside the United States in compliance with Rule 904 under the Securities Act;

  . pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

  .   pursuant to an effective registration statement under the Securities Act.

   Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the old notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act and that it acknowledges the transfer restrictions summarized above.

Resales of the New Notes

   We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Old Notes" above.

   Any holder of old notes:

  .   who is our "affiliate" (as defined in Rule 405 under the Securities Act);

  .   who did not acquire the new notes in the ordinary course of its business;

  . who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

  . who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act) new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

  . will not be able to rely on the interpretations of the staff of the Securities Act in the above-mentioned interpretive letters;

  . will not be permitted or entitled to tender old notes in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes, unless such sale is made pursuant to an exemption from such requirements.

   If you are a broker-dealer, an "affiliate" of ours, or have an arrangement or understanding with any person to participate in, a distribution of the new notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

   Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an "underwriter" with in the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Each such broker-dealer that receives new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such new notes. For more detailed information, see "Plan of Distribution."

   In addition, to comply with the securities laws of various jurisdictions, if applicable, the new notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the new notes reasonably requests.

                         DESCRIPTION OF THE NEW NOTES

   The old notes were, and the new notes will be, issued as a single series of securities under the Indenture, dated as of March 27, 2002, among Isle of Capri, as issuer, certain of Isle of Capri's subsidiaries, as subsidiary guarantors, and State Street Bank and Trust Company, as trustee. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

  .   will be registered under the Securities Act; and

  .   will not bear any legends restricting transfer.

   The new notes will be issued solely in exchange for an equal principal amount of old notes. As of the date of this prospectus, $200.0 million aggregate principal amount of old notes is outstanding.

   In the following summaries:

  . "new notes" refers to the registered notes being offered by this prospectus;

  . "old notes" refers to your old notes that may be exchanged for new notes in the exchange offer;

  .   "notes" refers collectively to the new notes and the old notes; and

  . "Isle of Capri" refers only to Isle of Capri Casinos, Inc. and not to any of its Subsidiaries.

   The following summaries of certain provisions of the indenture are not complete and are subject to all the provisions of the indenture. Wherever we refer to particular sections or defined terms used in the indenture, such sections or defined terms are automatically incorporated into this prospectus. We have filed a copy of the indenture with the SEC and the indenture is incorporated by reference into the registration statement. The meanings of some of the terms that are important in understanding the following summaries are set forth below under the subheading "Definitions."

Brief Description of the New Notes and the Guarantees

  The New Notes

   The New Notes will be:

  .   general unsecured obligations of Isle of Capri;

  . subordinated in right of payment to all existing and future Senior Indebtedness of Isle of Capri;

  . equal in right of payment to all existing and future senior subordinated Indebtedness of Isle of Capri, including the $390.0 million in outstanding principal amount of Isle of Capri's 83/4% Senior Subordinated Notes due 2009 (the "Existing Notes");

  .   effectively subordinated to all secured Indebtedness of Isle of Capri;

  . senior in right of payment to any future Indebtedness of Isle of Capri that is specifically subordinated to the new notes; and

  .   unconditionally guaranteed by the Subsidiary Guarantors.

  The Guarantees

   The new notes will be guaranteed by each of the existing and future Significant Restricted Subsidiaries of Isle of Capri (subject to the receipt of required approvals of any applicable Gaming Authority), which are initially substantially all of the subsidiaries of Isle of Capri except Casino America of Colorado, Inc. and its 57%-owned Subsidiary, Black Hawk LLC, and its Subsidiaries.

   The Subsidiary Guarantees of the new notes will be:

  .   general unsecured obligations of each Subsidiary Guarantor;

  . subordinated in right of payment to all existing and future Senior Indebtedness of each Subsidiary Guarantor;

  . equal in right of payment to all existing and future senior subordinated indebtedness of the Subsidiary Guarantors, including the Subsidiary Guarantees with respect to Existing Notes;

  . effectively subordinated to all secured Indebtedness of each Subsidiary Guarantor; and

  . senior in right of payment to any future Indebtedness of each Subsidiary Guarantor that is specifically subordinated to the Subsidiary Guarantees.

   As of January 27, 2002, we and our Significant Restricted Subsidiaries had approximately $366.9 million of Senior Indebtedness outstanding and our subsidiaries that are not Subsidiary Guarantors had approximately $82.9 million of debt and other liabilities outstanding that would be effectively senior to Isle of Capri's payment obligations on the new notes. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the new notes will be subordinated to the payment of Senior Indebtedness of Isle of Capri and payments under the Subsidiary Guarantees will be subordinated to the payment of Senior Indebtedness of the Subsidiary Guarantors. The indenture will permit Isle of Capri and the Subsidiary Guarantors to incur additional Senior Indebtedness.

   All of our Subsidiaries are currently "Restricted Subsidiaries," except for Casino America of Colorado, Inc., Black Hawk LLC and its Subsidiaries, which are "Unrestricted Subsidiaries." However, under the circumstances described below under the subheading "Restricted and Unrestricted Subsidiaries," are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries and Restricted Subsidiaries that are not Significant Restricted Subsidiaries will not guarantee the new notes.

Principal, Maturity and Interest

   The new notes will be unsecured senior subordinated obligations of Isle of Capri. Isle of Capri will be permitted to issue additional notes from time to time under the indenture provided that Isle of Capri is able to incur the Indebtedness represented by any such additional notes in accordance with the covenant described under the caption "Certain Covenants--Limitation on Indebtedness." All notes issued under the indenture, including the new notes and any such additional notes, will be treated as a single class for all purposes under the indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

   The new notes and any additional notes subsequently issued under the indenture will mature on March 15, 2012; will accrue interest at the rate of 9% per annum; and interest will be payable semiannually on each March 15 and September 15, to the holders of record of new notes at the close of business on each March 1 and September 1 immediately preceding such interest payment date. Interest on the new notes will accrue from the most recent date to which interest has been paid or duly provided for on the old notes surrendered in exchange for such new notes or, if no interest has been paid or duly provided for on such old notes, from March 27, 2002 and the first interest payment date thereon will be September 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   The new notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. Principal of, premium, if any, and interest on the new notes will be payable, and the new notes will be transferable, at the office or agency of Isle of Capri maintained for such purposes in the City of New York. Until otherwise designated by Isle of Capri, Isle of Capri's office or agency in New York will be the office of the trustee maintained for such purpose. In addition, interest may be paid by wire transfer or check mailed to the Person entitled thereto as shown on the register for the new notes. No service charge will be made for any registration of transfer or exchange of the new notes, except for any tax or other governmental charge that may be imposed in connection therewith.

Ranking

   The new notes will rank subordinate in right of payment to all existing and future Senior Indebtedness of Isle of Capri, senior in right of payment to all future subordinated Indebtedness of Isle of Capri and equal in right of payment with any other future senior subordinated Indebtedness of Isle of Capri, including the Existing new notes and any other notes that are issued under the indenture. Under the indenture, Isle of Capri and its Restricted Subsidiaries may incur additional Indebtedness, including Indebtedness which is senior to or equal in right of payment with the new notes, subject to the limitations set forth under the subheading "Certain Covenants--Limitation on Indebtedness." Additional Indebtedness in the form of permitted FF&E Financing or Capitalized Lease Obligations and certain other Indebtedness may be secured by certain assets of Isle of Capri or a Restricted Subsidiary, as applicable. See "Certain Covenants--Limitation on Liens."

Subsidiary Guarantees

   Isle of Capri's payment obligations under the new notes will be jointly, severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis by each of Isle of Capri's existing and future Significant Restricted Subsidiaries, subject to the receipt of required approvals of any applicable Gaming Authority. The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. The new notes are not guaranteed by Casino America of Colorado, Inc., Black Hawk LLC or their Subsidiaries, any future Unrestricted Subsidiaries or any existing or future Restricted Subsidiaries that are not Significant Restricted Subsidiaries.

   The indenture contains provisions the intent of which is to provide that the obligations of each Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from, rights to receive contributions from, or payments made by or on behalf of, any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the holders of the new notes. See "Risk Factors--The Guarantees May Be Unenforceable due to Fraudulent Conveyance Statutes."

   The indenture provides that in the event of:

   (1) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or the sale of a Subsidiary Guarantor by way of merger, consolidation or otherwise that, in each case, complies with the provisions set forth under the subheading "Certain Covenants--Limitation on Asset Sales and Events of Loss";

   (2) a Subsidiary Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of the indenture; or

   (3) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor that complies with the provisions set forth under the subheading "Certain Covenants--Limitation on Asset Sales and Events of Loss";

then such Subsidiary Guarantor or the corporation acquiring such assets, as applicable, shall be immediately released and relieved of any obligations under its Subsidiary Guarantee without any further action, provided that Isle of Capri complies with the provisions of the covenant described under the subheading "Certain Covenants--Limitation on Asset Sales and Events of Loss."

Redemption and Repurchase Offers

  Optional Redemption

   The new notes will be redeemable, in whole or in part, at Isle of Capri's option, at any time on or after March 15, 2007 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12-month period beginning on of the years indicated below:

                         Year                Percentage
                         ----                ----------
                         2007...............  104.500%
                         2008...............  103.000%
                         2009...............  101.500%
                         2010 and thereafter  100.000%

  Equity Proceeds Redemption

   In the event that Isle of Capri consummates a Qualified Public Equity Offering on or before March 15, 2005, Isle of Capri may redeem, at its option, up to 35% of the aggregate outstanding notes at a redemption price of 109.00% of the principal amount of the notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, after any such redemption, at least $130.0 million in principal amount of notes remains outstanding.

  Change of Control Repurchase Offer

   In the event that a Change of Control shall occur, Isle of Capri is obligated to make an offer to purchase all outstanding new notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the repurchase date. There can be no assurance, however, that Isle of Capri will have sufficient funds to repurchase the new notes in that circumstance. If a Change of Control occurs, Isle of Capri is obligated to notify the holders of new notes in writing of such occurrence and to make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the date of the Change of Control, all new notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. Neither the Board of Directors nor the trustee may waive or amend Isle of Capri's obligation to so offer to purchase all outstanding new notes in the event of a Change of Control without the holders of all of the outstanding notes consenting to such waiver or amendment. See "Amendments and Waiver."

   There can be no assurance that Isle of Capri's debt instruments will permit a Change of Control Offer to be made. In particular, Isle of Capri's Bank Credit Facility provides that prior to making any such offer Isle of Capri would be required to (i) repay in full all obligations (including any unpaid principal, interest, fees, costs and expenses) owed by Isle of Capri under the Bank Credit Facility) and terminate all commitments relating to the Indebtedness under the Bank Credit Agreement or offer to repay in full all obligations (including any unpaid principal, interest, fees, costs and expenses) owing by Isle of Capri under the Bank Credit Facility and terminate all commitments relating to the Indebtedness under the Bank Credit Facility and to repay such obligations owed to each lender which has accepted such offer, or
(ii) obtain the requisite consents under the Bank Credit Facility to permit the prepayment of the new notes. Failure to make a Change of Control Offer upon a Change of Control would constitute a default under the indenture, even if such Change of Control Offer is prohibited by Isle of Capri's debt instruments.

  Gaming Redemption

   Notwithstanding any other provision of the indenture, if any Gaming Authority requires that a holder or beneficial owner of new notes must be licensed, qualified or found suitable under any appl icable gaming law and the holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so in such circumstance by the Gaming Authority or by Isle of Capri pursuant to an order of the Gaming Authority, or if such holder or such beneficial owner is not so licensed, qualified or found suitable, Isle of Capri shall have the right, at its option:

   (1) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's new notes within 30 days of receipt of such notice or such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority; or

   (2) to redeem the new notes of such holder or beneficial owner at a redemption price equal to the lesser of:

      (a) the principal amount thereof, and

      (b) the price at which such holder or beneficial owner acquired the new notes,

together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Isle of Capri shall notify the trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner of new notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability.

  Selection and Notice

   In the event that less than all of the notes are to be redeemed or repurchased at any time, selection of notes for redemption or repurchase will be made by the trustee on a pro rata basis, by lot or by such other method, if any, as the trustee shall deem fair and appropriate; provided that no notes in a principal amount of $1,000 or less shall be redeemed or repurchased in part. Unless otherwise specified herein, notice of a redemption of or an offer to repurchase new notes shall be mailed by first class mail not less than 30 days nor more than 60 days before the redemption or repurchase date to each holder of new notes at its registered address. If any new note is to be redeemed or repurchased in part only, the notice of redemption or offer to repurchase that relates to such new note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new note in a principal amount equal to the unredeemed or unpurchased portion thereof will be issued in the name of the holder thereof upon cancellation of the original new note. On and after the redemption or repurchase date, interest will cease to accrue on new notes or portions thereof redeemed or repurchased or called for redemption pursuant to the optional and mandatory redemption provisions and not forwarded for redemption.

   Isle of Capri will comply with Rule 14e-1 promulgated under the Exchange Act, as amended, in making any offer to repurchase new notes described above.

   Certain instruments, agreements or other documents evidencing, governing or otherwise relating to Indebtedness of Isle of Capri and its Subsidiaries may prohibit any such repurchases or redemptions unless such Indebtedness has been repaid in full and such instruments, agreements or other documents have been terminated. In addition, a Change of Control might constitute an event of default with respect to such Indebtedness permitting the holder (or an agent or other representative of such holder on its behalf) to accelerate the maturity thereof. In the event of a Change of Control, Isle of Capri will likely be required to refinance such Indebtedness and may need to incur additional Indebtedness in order to make payments for new notes to be redeemed or repurchased. There can be no assurance that Isle of Capri will be able to refinance such Indebtedness or to incur additional Indebtedness in order to make such payments.

Restricted and Unrestricted Subsidiaries

   The indenture provides that, subject to the exceptions described below, each of the Isle of Capri's Subsidiaries other than Casino America of Colorado, Inc. and Black Hawk LLC and its Subsidiaries, and any entity that becomes a direct or indirect Subsidiary of Isle of Capri in the future will be a Restricted Subsidiary

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unless Isle of Capri designates the Subsidiary to be an Unrestricted
Subsidiary. Except as provided below, Isle of Capri may designate any existing or future Subsidiary of Isle of Capri as an Unrestricted Subsidiary, provided that

   (1) the Subsidiary to be so designated does not own any Indebtedness or Capital Stock or own or hold any Lien on any asset or property of Isle of Capri or any other Restricted Subsidiary;

   (2) either (i) the Subsidiary to be so designated has total assets of $100,000 or less or (ii) immediately before and after giving pro forma effect to such designation

      (a) Isle of Capri could incur $1.00 of Indebtedness pursuant to the covenant described under the subheading "Certain
          Covenants--Limitation on Indebtedness" (other than under clauses 2(a) through (2)(h) thereof),

      (b) no Default or Event of Default shall have occurred and be continuing, and

      (c) Isle of Capri could make, pursuant to the covenant described under the subheading "Certain Covenants--Limitation on Restricted Payments," the Restricted Payment arising from the designation as described in the next paragraph and

   (3) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to the covenant described under the subheading "Certain Covenants--Limitation on Transactions with Affiliates."

   Notwithstanding the foregoing, Isle of Capri may not designate any existing or future Subsidiary that holds, owns or operates, directly or indirectly, any assets or function directly relating to or necessary for the conduct of casino gaming at the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles, the Isle-Lula, the Isle-Boonville, the Isle-Kansas City, the Isle-Bettendorf and the Rhythm City-Davenport as an Unrestricted Subsidiary. Any Investment made by Isle of Capri or any Restricted Subsidiary in a Restricted Subsidiary which is redesignated an Unrestricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of

   (1) the sum of the Fair Market Value of the interest of Isle of Capri and any of its Restricted Subsidiaries in such Subsidiary on such date as determined in accordance with GAAP and the amount of any obligation of such Subsidiary which Isle of Capri or any Restricted Subsidiary has guaranteed or for which it is in any other manner liable; and

   (2) the amount of the Investments made by Isle of Capri and any of its Restricted Subsidiaries in such Subsidiary.

   Any Subsidiary Guarantee entered into by a Restricted Subsidiary which is subsequently redesignated an Unrestricted Subsidiary shall be automatically released at such time as the Restricted Subsidiary becomes an Unrestricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Subsidiary of Isle of Capri shall be classified as a Restricted Subsidiary.

   An Unrestricted Subsidiary may be redesignated a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Isle of Capri of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if

   (1) such Indebtedness is permitted to be incurred under the covenant described under the subheading "Certain Covenants--Limitation on Indebtedness" (other than under clauses 2(a) through 2(h) thereof); and

   (2) no Default or Event of Default shall have occurred and be continuing.

   The designation of an Unrestricted Subsidiary or the removal of such designation is required to be made by the Board of Directors of Isle of Capri, such designation to be evidenced by a Board Resolution stating that the

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Board of Directors has made such designation in accordance with the indenture, and Isle of Capri is required to deliver to the trustee this Board Resolution together with an Officers' Certificate certifying that the designation complies with the indenture. Such designation will be effective as of the date specified in the applicable Board Resolution, which may not be before the date the applicable Officers' Certificate is delivered to the trustee.

Subordination

   The payment of the principal of, premium, if any, and interest on and any other amounts owing with respect to the new notes will be subordinated in right of payment, as described below, to the prior payment in full of all Senior Indebtedness.

   The indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Isle of Capri, or any liquidation, dissolution or other winding-up of Isle of Capri, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of Isle of Capri:

   (1) all Senior Indebtedness of Isle of Capri and Senior Indebtedness of the Subsidiary Guarantors must be paid in full before any payment or distribution (excluding any payment or distribution of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on, or any other amounts owing with respect to the new notes or the Subsidiary Guarantees, respectively; and

   (2) until all Senior Indebtedness is paid in full, any distribution to which holders of the new notes would be entitled but for this provision shall be made to holders of Senior Indebtedness as their interests may appear, except that holders of the new notes may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the new notes.

   Similarly, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any Subsidiary Guarantor, its assets would be available to pay obligations under its Subsidiary Guarantee only after all Senior Indebtedness of that Subsidiary Guarantor is paid in full.

   During the continuance of any default in the payment of any Designated Senior Indebtedness of Isle of Capri or a Subsidiary Guarantor at maturity or pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period, no payment or distribution of any assets of Isle of Capri or such Subsidiary Guarantor of any kind or character (excluding any payment or distribution of certain permitted equity or subordinated securities and other than payments from trusts previously created pursuant to the provisions described under the subheading "Defeasance") shall be made on account of the principal of, premium, if any, or interest on, or any other amounts owing with respect to, or the purchase, redemption or other acquisition of, the new notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

   During the continuance of any non-payment default with respect to any Designated Senior Indebtedness of Isle of Capri or a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated (in accordance with its terms a "Non-payment Default") and after the receipt by the trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment or distribution of any assets of Isle of Capri or such Subsidiary Guarantor of any kind or character (excluding any payment or distribution of certain permitted equity or subordinated securities and other than payments from trusts previously created pursuant to the provisions described under the subheading "Defeasance") may be made by Isle of Capri or such Subsidiary Guarantor on account of the principal of, premium, if any, or interest on, or any other amounts owing with respect to, or the purchase, redemption or other acquisition of, the new notes for the period specified below (the "Payment Blockage Period").

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   The Payment Blockage Period will commence upon the receipt of written notice of a Non-payment Default by the trustee from the representatives of holders of Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end on the earlier to occur of the following events:

   (1) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided that such Designated Senior Indebtedness shall not theretofore have been accelerated);

   (2) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged; or

   (3) such Payment Blockage Period shall have been terminated by written notice to Isle of Capri or the trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period.

   After the end of any Payment Blockage Period, Isle of Capri shall promptly resume making any and all required payments in respect of the new notes, including any missed payments. Notwithstanding anything in the subordination provisions of the indenture or the new notes to the contrary,

   (1) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the trustee of the notice initiating such Payment Blockage Period;

   (2) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect; and

   (3) not more than one Payment Blockage Period with respect to the new notes may be commenced within any period of 365 consecutive days.

   A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

   As used herein, the term "Designated Senior Indebtedness" means (1) Indebtedness incurred under the Bank Credit Facility and (2) any other Senior Indebtedness in a principal amount of at least $25.0 million outstanding which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by Isle of Capri and is otherwise permitted to be "Designated Senior Indebtedness" under the Bank Credit Facility.

   If Isle of Capri fails to make any payment on the new notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the holders of the new notes to accelerate the maturity thereof. See the information under the subheading "Events of Default and Remedies."

   By reason of such subordination, in the event of liquidation or insolvency, creditors of Isle of Capri who are holders of Senior Indebtedness may recover more, ratably, than the holders of the new notes and funds which would be otherwise payable to the holders of the new notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and Isle of Capri may be unable to meet its obligations fully with respect to the new notes.

Certain Covenants

   Set forth below are summaries of certain covenants contained in the indenture.

   Limitation on Indebtedness

   (1) The indenture provides that Isle of Capri may not, and may not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become

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

liable for the payment of ("incur") any Indebtedness (including any Acquired Indebtedness) or any Disqualified Stock unless:

      (a) such Indebtedness or Disqualified Stock is incurred by Isle of Capri or a Subsidiary Guarantor;

      (b) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving pro forma effect to, such incurrence of Indebtedness or Disqualified Stock; and

      (c) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Isle of Capri , after giving pro forma effect to such incurrence of such Indebtedness, would be at least 2.0 to 1.0.

   (2) Notwithstanding the foregoing, Isle of Capri and its Restricted Subsidiaries may incur:

      (a) Indebtedness and Disqualified Stock issued to and held by Isle of Capri or a wholly owned Restricted Subsidiary of Isle of Capri, provided that (i) any subsequent issuance or transfer of any Capital Stock that results in any such wholly owned Restricted Subsidiary ceasing to be a wholly owned Restricted Subsidiary or (ii) any transfer of such Indebtedness to a Person other than Isle of Capri or a wholly owned Restricted Subsidiary of Isle of Capri, will be deemed to be the incurrence of such Indebtedness or issuance of Disqualified Stock by the issuer thereof;

      (b) Indebtedness under the old notes and the new notes, the Subsidiary Guarantees and the indenture;

      (c) Indebtedness outstanding on March 27, 2002;

      (d) FF&E Financing and Capitalized Lease Obligations to acquire or refinance furniture, fixtures and equipment incident to and useful in the operation of Casinos, Casino Hotels or any Casino Related Facility, provided that the sum of the aggregate principal amount of FF&E Financing and Capitalized Lease Obligations does not exceed, in the aggregate at any time outstanding, the sum of:

          (i) the principal amount of FF&E Financing and Capitalized Lease Obligations outstanding on April 23, 1999; plus

         (ii) $15.0 million; plus

        (iii) $10.0 million times the number of Casinos acquired or developed by the Company and its Restricted Subsidiaries after April 23, 1999; plus

         (iv) $7.5 million times the number of Casino Hotels acquired or developed by the Company and its Restricted Subsidiaries after April 23, 1999;

      (e) Indebtedness in respect of performance bonds, letters of credit, bankers' acceptances and surety and appeal bonds incurred in the ordinary course of business, other than such Indebtedness outstanding on March 27, 2002 (or refinancings thereof permitted under clause (f) below), in an amount not to exceed $15.0 million in the aggregate at any time outstanding; Interest Rate and Currency Protection Obligations entered into in connection with the incurrence of Indebtedness otherwise permitted under the indenture; and Indebtedness arising under agreements providing for indemnification, adjustment of purchase price and similar obligations in connection with the disposition of property or assets;

      (f) Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any Indebtedness
          (x) incurred pursuant to the provisions of Section (1) above or (y) permitted by clauses (b) or (c) above or this clause (f) of this
          Section 2, provided that:

          (i) if the principal amount of the Indebtedness so issued shall exceed the sum of the principal amount of the Indebtedness so exchanged or refinanced plus any prepayment premium and costs reasonably incurred to effect the exchange or refinancing, then such excess shall be permitted only to the extent that it is otherwise permitted to be incurred under this covenant; and

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

         (ii) the Indebtedness so issued:

             (A) has a Stated Maturity not earlier than the Stated Maturity of the Indebtedness so exchanged or refinanced;

             (B) has an average life to Stated Maturity equal to or greater than the remaining average life to Stated Maturity of the Indebtedness so exchanged or refinanced; and

             (C) is subordinated to the notes to at least the same extent as the Indebtedness so exchanged or refinanced if such Indebtedness that is being exchanged or refinanced is subordinated to the notes.

      (g) Indebtedness incurred by Isle of Capri and its Restricted Subsidiaries under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $400.0 million and (ii) 1.5 times the Consolidated Cash Flow of Isle of Capri and its Restricted Subsidiaries for the period consisting of the four full fiscal quarters for which financial statements are available that immediately precede the date on which the Indebtedness is incurred (less any Indebtedness incurred pursuant to this clause (g) that is permanently prepaid, repaid, redeemed, purchased or retired with Net Cash Proceeds from any Asset Sale or Event of Loss pursuant to the terms of the covenant described under the subheading "Limitation on Asset Sales and Events of Loss"); and

      (h) Indebtedness, other than Indebtedness permitted by clauses (a) through (g) above, which does not exceed $25.0 million (less any Indebtedness incurred pursuant to this clause (h) that is permanently prepaid, repaid, redeemed, purchased or retired with Net Cash Proceeds from any Asset Sale or Event of Loss pursuant to the terms of the covenant described under the subheading "Limitation on Asset Sales and Events of Loss") in the aggregate at any time outstanding.

  Limitation on Liens

   Isle of Capri may not, and may not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) now owned or acquired by it after April 23, 1999 or any proceeds therefrom, unless the new notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to the Liens securing the notes to the same extent such Subordinated Indebtedness is subordinate to the notes), other than:

   (1) Liens existing on April 23, 1999;

   (2) Liens securing Senior Indebtedness of Isle of Capri and the Subsidiary Guarantors permitted to be incurred under the indenture;

   (3) Liens securing FF&E Financing or Capitalized Lease Obligations permitted pursuant to clause (2)(d) of the covenant described under the subheading "Limitation on Indebtedness"; provided that:

      (a) the amount of such Indebtedness incurred in any individual case secured by such a Lien, at the time such Indebtedness is incurred, does not exceed the lesser of (i) the cost and (ii) the Fair Market Value of the property or assets purchased or acquired with the proceeds of such FF&E Financing or Capitalized Lease Obligation;

      (b) the Indebtedness secured by such Lien shall have otherwise been permitted to be incurred under the Indenture;

      (c) such Lien shall attach to such property or assets upon their acquisition; and

      (d) such Lien (other than a Permitted Vessel Lien) shall not encumber or attach to any other assets or property of Isle of Capri or any of its other Restricted Subsidiaries;

   (4) Liens securing Indebtedness incurred pursuant to clause (2)(h) of the covenant described under the subheading "Limitation on Indebtedness";

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

   (5) the replacement, extension or renewal of any Lien permitted by clauses
       (1) through (4) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount (other than to pay any prepayment premium and costs reasonably incurred to effect the replacement, extension or renewal, or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

   (6) Permitted Liens.

  Limitation on Restricted Payments

   Isle of Capri may not make, directly or indirectly, and may not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment unless:

   (1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving pro forma effect to such Restricted Payment;

   (2) immediately after giving effect to such Restricted Payment, Isle of Capri could incur at least $1.00 of Indebtedness pursuant to the covenant described under the subheading "Limitation on Indebtedness" (other than under clauses (2)(a) through (2)(h) thereof); and

   (3) the aggregate amount of all Restricted Payments declared or made after March 27, 2002 does not exceed the sum of the following amounts (without duplication):

      (a) 50% of Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on January 25, 1999 and ending on the last day of Isle of Capri's last fiscal quarter ending before the date of such proposed Restricted Payment; plus

      (b) an amount equal to the aggregate Net Cash Proceeds received by Isle of Capri from the issuance or sale (other than to a Subsidiary) of its Capital Stock (excluding Disqualified Stock, but including Capital Stock issued upon conversion of convertible Indebtedness and from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of Isle of Capri) on or after April 23, 1999; plus

      (c) to the extent not otherwise included in Isle of Capri's Consolidated Net Income, 100% of cash dividends, if applicable, or distributions or the amount of the cash principal and interest payments received since April 23, 1999 by Isle of Capri or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Investment constituting a Restricted Payment (other than dividends, if applicable, or distributions to pay obligations owed to a person other than Isle of Capri or any Restricted Subsidiary by or with respect to such Unrestricted Subsidiary, such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Investment constituting a Restricted Payment has been returned, as the case may be, and 50% of such amounts thereafter;

provided that, if no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment, the foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of its declaration if, at the date of declaration, such payment would be permitted by such provisions;

         (ii) the redemption or repurchase of any Capital Stock or Indebtedness of Isle of Capri, including the new notes, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations;

        (iii) the repurchase of Capital Stock from directors, officers and employees (or their respective estates or beneficiaries) upon death, disability, retirement or termination of employment up to an amount not to exceed an aggregate of $2.0 million in any fiscal year of Isle of Capri;

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

         (iv) Permitted Investments; and

          (v) the incurrence, creation, assumption, suffering to exist of, or payment with respect to any Qualified Guarantee.

   The full amount of any Restricted Payment made pursuant to the foregoing clause (i) or clause (ii) or clause (2) of the definition of Permitted Investments, however, will be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of this Section.

   With respect to any Qualified Guarantee:

   (1) if at any time Isle of Capri or its Restricted Subsidiaries cease to control the day-to-day gaming operations of the entity that issued the guaranteed Indebtedness, the aggregate principal amount of such Indebtedness that is guaranteed pursuant to such Qualified Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of this Section; and

   (2) if Isle of Capri or its Restricted Subsidiaries retain control of the day-to-day gaming operations of the entity that issued the guaranteed Indebtedness, (a) any amounts actually paid by Isle of Capri or its Restricted Subsidiaries with respect to such Qualified Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of this Section and (b) if and for so long as an event of default occurs and is continuing with respect to such guaranteed Indebtedness, the aggregate principal amount of such Indebtedness that is guaranteed pursuant to the Qualified Guarantee shall be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of this Section.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

   Isle of Capri may not, directly or indirectly, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

   (1) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, Isle of Capri or a Restricted Subsidiary;

   (2) make any loans or advances to Isle of Capri or any Restricted Subsidiary; or

   (3) transfer any of its properties or assets to Isle of Capri or any Restricted Subsidiary, except in each case for:

      (a) restrictions imposed by the notes, the indenture and the Subsidiary Guarantees;

      (b) customary non-assignment provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices;

      (c) restrictions imposed by applicable gaming laws or any applicable Gaming Authority;

      (d) restrictions under any agreement relating to any property, assets or business acquired by Isle of Capri or its Restricted Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person other than the Person acquired, or to any property, assets or business other than the property, assets and business of the Person acquired;

      (e) any such contractual encumbrance in existence as of March 27, 2002 or imposed by or in connection with the incurrence of any FF&E Financing or Capitalized Lease Obligations permitted pursuant to clause (2)(d) of the covenant described under the subheading "Limitation on Indebtedness," provided such encumbrance does not have the effect of restricting the payment of

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

          dividends to Isle of Capri or any Restricted Subsidiary or the payment of Indebtedness owed to Isle of Capri or any Restricted Subsidiary or reducing the amount of any such dividends or payments;

      (f) any restrictions with respect to Capital Stock or assets, respectively, of a Restricted Subsidiary of Isle of Capri imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

      (g) restrictions imposed by the Bank Credit Facility; and

      (h) replacements of restrictions imposed pursuant to clauses (a) through
          (g) that are no more restrictive than those being replaced.

  Limitation on Asset Sales and Events of Loss

   Isle of Capri may not, directly or indirectly, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless:

   (1) at the time of such Asset Sale, Isle of Capri or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

   (2) the proceeds therefrom consist of at least 75% cash or Cash Equivalents; and

   (3) no Default or Event of Default shall have occurred and be continuing at the time of or after giving pro forma effect to such Asset Sale.

   Isle of Capri and its Restricted Subsidiaries may, on or before the 180th day after the date on which Isle of Capri or such Restricted Subsidiary consummates an Asset Sale or suffers an Event of Loss, apply 100% of the Net Cash Proceeds therefrom to either (1) prepay, repay, redeem or purchase (and permanently reduce the commitments under) any Senior Indebtedness or (2) make a Permitted Related Investment (or enter into a binding agreement to make a Permitted Related Investment). The amount of such Net Cash Proceeds not so applied to either prepay, repay, redeem or purchase any Senior Indebtedness or make a Permitted Related Investment will constitute "Excess Sale/Loss Proceeds." The indenture provides that, when the aggregate amount of Excess Sale/Loss Proceeds equals $10.0 million, Isle of Capri is obligated to make an offer to purchase (a "Excess Sale/Loss Proceeds Offer") from all holders of the notes in accordance with the procedures set forth in the indenture up to a maximum principal amount (expressed as a multiple of $1,000) of notes equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest on such notes. The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase. Each Excess Sale/Loss Proceeds Offer shall remain open for a period of at least 20 business days. To the extent an Excess Sale/Loss Proceeds Offer is not fully subscribed to by the holders of the notes, Isle of Capri may retain such unutilized portion of the Excess Sale/Loss Proceeds for any application or use not prohibited by the terms of the indenture.

  Limitation on Disposition of Stock of Restricted Subsidiaries

   Isle of Capri shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than to Isle of Capri or a wholly owned Subsidiary), unless (1) (a) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary or (b) after giving effect to such transfer, conveyance, sale, lease or other disposition, Isle of Capri or the applicable Subsidiary Guarantor remains the owner of a majority of the Capital Stock of such Restricted Subsidiary and (2) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described under the subheading "Limitation on Asset Sales and Events of Loss". No Restricted Subsidiary shall issue any preferred stock or other Capital Stock having a preference as to dividends, upon liquidation or otherwise over the Capital Stock of such Restricted Subsidiary owned, directly or indirectly, by Isle of Capri.

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  Limitation on Transactions with Affiliates

   Isle of Capri may not, and Isle of Capri may not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of any of their respective Affiliates, including, without limitation, any Unrestricted Subsidiary, other than Isle of Capri or another Restricted Subsidiary (each an "Affiliate Transaction"), except:

   (1) such transactions that are set forth in writing and are entered into in good faith and on terms that are no less favorable to Isle of Capri or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of Isle of Capri or such Restricted Subsidiary or, if in the reasonable opinion of a majority of the Independent directors of Isle of Capri, such standard is inapplicable to the subject Affiliate Transaction, then such Affiliate Transaction is fair to Isle of Capri or the Restricted Subsidiary, as the case may be (or to the stockholders as a group in the case of a pro rata dividend or other distribution to stockholders permitted under the subheading "Limitation on Restricted Payments"), from a financial point of view;

   (2) such transactions that are existing as of March 27, 2002; and

   (3) reasonable and customary compensation and indemnification of directors, officers and employees.

   In addition, Isle of Capri and its Restricted Subsidiaries may not enter into any Affiliate Transaction (or series of related Affiliate Transactions that are part of a common plan) under clause (1) above involving aggregate payments or other Fair Market Value:

   (1) in excess of $5.0 million unless, prior to the consummation thereof, the transaction is approved by the Board of Directors of Isle of Capri, including a majority of the disinterested directors, such approval to be evidenced by a Board Resolution delivered to the trustee with an Officers' Certificate stating that such Board of Directors has determined that such Affiliate Transaction complies with clause (1) above; and

   (2) in excess of $15.0 million unless, prior to the consummation thereof, Isle of Capri shall have received an opinion, from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to Isle of Capri or such Restricted Subsidiary.

  Change In Nature of Business

   Isle of Capri may not, and may not permit any of its Restricted Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

  Consolidation, Merger, Conveyance, Transfer or Lease

   Neither Isle of Capri nor any Restricted Subsidiary may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

   (1) Isle of Capri may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions if:

      (a) Isle of Capri is the continuing Person or the resulting, surviving or transferee Person (the "surviving entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

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

      (b) the surviving entity expressly assumes, by a supplemental indenture (or similar instrument) executed and delivered to the trustee, in form and substance reasonably satisfactory to the trustee, all of the obligations of Isle of Capri under the notes and the indenture;

      (c) immediately before and immediately after giving pro forma effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

      (d) if the transaction or series of transactions involves Isle of Capri, Isle of Capri or the surviving entity, immediately before and after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions), has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Isle of Capri immediately prior to such transaction or series of transactions;

      (e) if the transaction or series of transactions involves Isle of Capri, immediately after giving effect to such transaction or series of transactions on a pro forma basis, Isle of Capri or the surviving entity could incur at least $1.00 of Indebtedness pursuant to the covenant described under the subheading "Limitation on Indebtedness" (other than under clauses (2)(a) through (2)(h) thereof);

      (f) Isle of Capri or the surviving entity has delivered to the trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied;

      (g) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of any Restricted Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and

      (h) if any property of Isle of Capri or any Restricted Subsidiary would thereupon become subject to any Lien, the covenant described under the subheading "Limitation on Liens" is complied with; and

   (2) a Restricted Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to Isle of Capri or to any Restricted Subsidiary if:

      (a) the surviving entity is Isle of Capri or a Restricted Subsidiary;

      (b) the surviving entity expressly assumes, by a supplemental indenture (or similar instrument) executed and delivered to the trustee, in form and substance reasonably satisfactory to the trustee, all of the obligations of such Restricted Subsidiary under the notes, the Subsidiary Guarantees (if applicable) and the indenture; and

      (c) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of any Restricted Subsidiary as conducted immediately prior to such sale, assignment, conveyance, transfer or lease.

  Reports To Holders Of New Notes

   Whether or not Isle of Capri is subject to the periodic reporting requirements under the Exchange Act, it shall deliver to the trustee and each holder of new notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Isle of Capri was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Isle of Capri and its Consolidated

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Subsidiaries (provided that, such reports shall show in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the financial condition and results of operations of Isle of Capri and its Significant Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and other Subsidiaries of Isle of Capri that are not Subsidiary Guarantors with such reasonable detail as required by the SEC or as would be required by the SEC if Isle of Capri was subject to the periodic reporting requirements of the Exchange Act) and, with respect to the annual information only, a report thereon by Isle of Capri's certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if Isle of Capri was required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. Following the consummation of the exchange offer, whether or not required by the rules and regulations of the SEC, Isle of Capri will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Isle of Capri has agreed that, for so long as any notes remain outstanding, it will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Limitation on Other Senior Subordinated Indebtedness

   Isle of Capri shall not, and shall not cause or permit any of the Restricted Subsidiaries to, create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness other than the notes and the Subsidiary Guarantees that is subordinate in right of payment to any Senior Indebtedness of Isle of Capri or such Restricted Subsidiary, as applicable, unless such Indebtedness is either (1) equal in right of payment with the notes or the Subsidiary Guarantees, as applicable or (2) subordinate in right of payment to the notes or the Subsidiary Guarantees, as applicable, in the same manner and at least to the same extent as the notes are subordinated to Senior Indebtedness of Isle of Capri or as such Subsidiary Guarantee is subordinated to Senior Indebtedness of such Subsidiary Guarantor, as applicable.

Events of Default and Remedies

  Events of Default

   Any one of the following agents will be an "Event of Default" under the terms of the indenture:

   (1) a default in the payment of any interest on the notes when it becomes due and payable and the continuance of any such default for a period of 30 days; or

   (2) a default in the payment of the principal of or premium, if any, on the notes when due at maturity, upon acceleration, optional redemption, required repurchase or otherwise; or

   (3) the default by Isle of Capri or any Subsidiary Guarantor in the performance, or breach, of any term, covenant or agreement in the indenture (other than defaults specified in clause (1) or (2) above or clause (4) below), and the continuance of such default or breach for a period of 30 days after written notice to Isle of Capri by the trustee or to Isle of Capri and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

   (4) the default by Isle of Capri or any Subsidiary Guarantor in the performance, or breach, of the covenant described under the subheading "Certain Covenants--Consolidation, Merger, Conveyance, Transfer or Lease"; the failure of Isle of Capri to make or consummate an Excess Sale/Loss Proceeds Offer in accordance with the covenant described under the subheading "Certain Covenants--Limitation on Asset Sales and Events of Loss"; or the failure of Isle of Capri to make or consummate a Change of Control Offer in accordance with the provisions described under the subheading "Certain Covenants--Change of Control Repurchase Offer"; or

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

   (5) the failure by Isle of Capri or any Restricted Subsidiary, after any applicable grace period, to make any payment when due of principal of, premium in respect of or interest on any other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $10.0 million or more, or the acceleration of the maturity of other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $10.0 million or more for any other reason; or

   (6) one or more final judgments, orders or decrees for the payment of money not covered by insurance in excess of $10.0 million, either individually or in an aggregate amount, shall be entered against Isle of Capri or any Restricted Subsidiary or any of their respective properties and not discharged, and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

   (7) certain events of bankruptcy, insolvency or reorganization with respect to Isle of Capri or any of its Significant Restricted Subsidiaries shall have occurred; or

   (8) the revocation, termination, suspension or cessation to be effective of any gaming license or other right to conduct lawful gaming operations at any Casino in any jurisdiction of Isle of Capri or any Subsidiary which shall continue for more than 90 consecutive days (other than the voluntary relinquishment of any such gaming license or right if, in the reasonable opinion of Isle of Capri (as evidenced by an Officers' Certificate) such relinquishment (a) is in the best interest of Isle of Capri and its Subsidiaries, taken as a whole and (b) does not adversely affect the holders of the notes in any material respect and (c) is not reasonably expected to have, nor are the reasons therefor reasonably expected to have, any material adverse effect on the effectiveness of any gaming license or similar right, or any right to renewal thereof, or on the prospective receipt of any such license or right, in each case, in Mississippi, Louisiana or such other jurisdiction in which any Material Operations of Isle of Capri or its Subsidiaries are located); or

   (9) any of (a) a default or material breach by any Restricted Subsidiary of its obligations under any Subsidiary Guarantee which continues for a period of 30 days after written notice to Isle of Capri by the trustee or to Isle of Capri and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, (b) the repudiation by any Restricted Subsidiary of its obligations under the Subsidiary Guarantees or (c) a judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of the payment obligations under the Subsidiary Guarantee.

  Acceleration

   If an Event of Default other than an Event of Default specified in clause
(7) above occurs, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may, by written notice, and the trustee upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding notes is obligated to, declare the principal of and accrued interest on all the notes to be due and payable immediately provided that so long as the Bank Credit Facility is in effect, such acceleration shall not be effective until the earlier of (1) five business days following the delivery of notice of acceleration to the agent under the Bank Credit Facility and (2) the acceleration of any Indebtedness under the Bank Credit Facility. If an Event of Default specified in clause (7) above occurs, then the principal of and accrued interest on all the notes ipso facto becomes and is immediately due and payable without any declaration or other act on the part of the trustee or any holder.

   After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, by notice to the trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of principal of and accrued interest on the notes that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding notes also have the right to waive past defaults under the indenture except a default in the payment of the principal of or interest on any note, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all holders.

   In the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (5) above shall have occurred and be continuing, such declaration of acceleration shall be automatically

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

annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the trustee by Isle of Capri and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

   No holder of any of the notes has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, the trustee has failed to institute such proceeding within 15 days after receipt of such notice and the trustee has not within such 15-day period received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or accrued interest on, such note on or after the Stated Maturity thereof.

Defeasance

   Isle of Capri may at any time terminate all of its obligations with respect to the notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain agencies in respect of notes. Isle of Capri may at any time terminate its obligations under certain covenants set forth in the indenture, including all of those described under the subheading "Certain Covenants," and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes issued under the indenture ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, Isle of Capri must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, money or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium, if any, and interest on the notes to redemption or maturity, together with all other sums payable by it under the indenture, and comply with certain other conditions, including the delivery of an opinion as to certain tax matters. Defeasance of the notes will result in the termination of the obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of notes) as to all outstanding notes when either:

   (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Isle of Capri and thereafter repaid to Isle of Capri or discharged from such trust) have been delivered to the trustee for cancellation; or

   (2) (a) all such notes not theretofore delivered to the trustee for cancellation have become due and payable and Isle of Capri has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for this purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit,

      (b) Isle of Capri has paid all sums payable by it under the Indenture; and

      (c) Isle of Capri has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be. In addition, Isle of Capri must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

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Amendments and Waivers

   From time to time Isle of Capri, when authorized by resolutions of the Board of Directors, and the trustee may, without the consent of the holders of the notes, amend, waive or supplement the indenture, the notes or the Subsidiary Guarantees for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the indenture or the notes may be made by Isle of Capri and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,

   (1) reduce the principal amount outstanding of, change the Stated Maturity of, or alter the redemption provisions of, the notes;

   (2) change the currency in which any notes or any premium or the accrued interest thereon is payable;

   (3) reduce the percentage in principal amount outstanding of notes whose holders must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the notes;

   (4) impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

   (5) modify the ability to waive defaults or specified covenants, except to increase the percentage of notes required to effect a waiver;

   (6) reduce the rate of or change the time for, payment of interest on the notes;

   (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Subsidiary Guarantee in any manner that materially and adversely affects the holders; or

   (8) amend, change or modify the obligation of Isle of Capri to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Sale/Loss Proceeds Offer with respect to any Asset Sale or Event of Loss or modify any of the provisions or definitions with respect thereto.

   In addition to the foregoing, no modification or amendment may, without the consent of the holders of at least 66 2/3/% of the aggregate principal amount of the outstanding notes, modify the terms of or release any of the Subsidiary Guarantees except as provided under the subheading "Subsidiary Guarantees" and "Restricted and Unrestricted Subsidiaries." /

Regarding the Trustee

   State Street Bank and Trust Company is the trustee under the indenture.

Book-Entry Notes

   The old notes offered and sold to qualified institutional buyers (as defined under Rule 144A of the Securities Act) or "QIBs" were each registered in book-entry form and are represented by a global note in fully registered form without interest coupons. The global note was deposited with the trustee as custodian for The Depository Trust Company or "DTC" and registered in the name of Cede & Co.

   The old notes offered and sold to persons outside the United States who received such old notes pursuant to sales in accordance with Regulation S under the Securities Act were initially represented by a global note in fully registered form without interest coupons. This global note was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. Before the expiration of the "40-day restricted period" (within the meaning of Rule 903 of Regulation S), transfers of interest in this global note were only effected through records maintained by DTC, Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear").

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   Except as described below, the new notes will be represented by one or more global notes. We will deposit the global notes representing the new notes with DTC. The global notes will be registered in the name of DTC or its nominee. Except as provided below, the new notes will not be issued in definitive form. One certificate will be issued in the principal amount of $200 million.

   Holders of new notes who elect to take physical delivery of their certificates instead of holding their interest through the global notes will be issued a certificated new note in registered form. Upon the transfer of any certificated new note initially issued to such holders, such certificated new note will, unless the transferee requests otherwise or the global notes have previously been exchanged in whole for certificated new notes, be exchanged for an interest in the global notes representing the new notes.

   The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (including CEDEL and Euroclear) deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants' accounts, which eliminates the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of new notes represented by a global note under DTC's system must be made by or through direct participants. Direct participants will receive a credit for the new notes on DTC's records. The ownership interest of each actual purchaser of each new note will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction.

   Transfers of ownership interests in the new notes will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the new notes, except if use of the book-entry system for the new notes is discontinued. All beneficial ownership interests in the global notes, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC and, where applicable, Euroclear or CEDEL.

   The laws of some states require that certain purchasers of notes take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

   So long as the depository for the global notes, or its nominee, is the registered owner of the global notes, it will be considered the sole owner or holder of the notes represented by the global notes. Except as provided below, owners of beneficial interests in the new notes represented by the global notes will not be entitled to have their new notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of the new notes in definitive form and will not be considered the owners or holders of the notes under the indenture.

   To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the new notes with DTC and their registration in the

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

name of Cede & Co. cause no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new note. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. Those arrangements are subject to any applicable statutory or regulatory requirements.

   Neither DTC nor Cede & Co. will consent or vote with respect to the new notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to direct participants whose accounts the new notes are credited on the record date. Those direct participants are identified in a listing attached to the omnibus proxy.

   We will make payments of principal, any premium and interest on the global notes through the trustee or a paying agent to the depository, as the registered owner of the global notes. None of the trustee, the paying agent or our company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

   DTC has advised us that, upon its receipt of any payment in respect of a global note, it will credit direct participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless it has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, the paying agent or our company, subject to any applicable statutory or regulatory requirements.

   It is our responsibility or the paying agent's responsibility to make payments to DTC. It is the responsibility of DTC to disburse the payments to direct participants. It is the responsibility of direct and indirect participants to disburse the payments to beneficial owners.

   Transfer between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of certificated notes for any reason, including to sell notes to persons in states which require physical delivery of such notes or to pledge such notes, the holder must transfer its interest in the global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or CEDEL participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository. However, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlements applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositories for CEDEL or Euroclear.

   Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. The

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credit of any transactions in interests in a global note settled during such processing day will be reported to the relevant Euroclear or CEDEL participant on such day. Cash received in Euroclear or CEDEL as a result of sales of interests in a global note by or through a Euroclear or CEDEL participant to a DTC participant will be received for value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day following DTC settlement date.

   Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange its beneficial interest for certificated notes. Upon any such issuance of certificated notes, the trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, the person or persons who requested certificated notes or its nominee. In addition, if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. If there is an event of default under the indenture, DTC will exchange the global notes for certificated notes, which it will distribute to its participants.

   According to DTC, the above information has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable. However, we take no responsibility for the accuracy of that information.

Certain Definitions

   Set forth below are the meanings of some of the terms that are important in understanding the above description of the new notes and the terms contained in the indenture.

   "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Isle of Capri or that is assumed in connection with an Asset Acquisition by such Person, but not Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of Isle of Capri or such acquisition.

   "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other immediate family member of such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, in any event, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

   "Airplane" means the King Air 200 airplane owned by Isle of Capri on March 27, 2002.

   "Asset Acquisition" means (1) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by Isle of Capri or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of Isle of Capri or any of its Subsidiaries or shall be merged with or into Isle of Capri or any of its Subsidiaries or (2) any acquisition by Isle of Capri or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

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   "Assets Held for Sale or Development" means:

   (1) the FFC Preferred Stock;

   (2) the Airplane;

   (3) the Real Estate Options;

   (4) the Cripple Creek Land; and

   (5) the Discontinued Assets.

   "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than an operating lease relating to assets the fair market value of which, determined in the good faith judgment of the Board of Directors, does not exceed $2.0 million) assignment, issuance or other disposition (including, without limitation, by means of a sale-leaseback transaction) by Isle of Capri or any Restricted Subsidiary to any Person (other than Isle of Capri or a wholly owned Restricted Subsidiary), in one transaction or a series of related transactions, of:

   (1) any Capital Stock of any Restricted Subsidiary or other similar equity interest; or

   (2) any other property or asset of Isle of Capri or any Restricted Subsidiary other than:

      (a) Assets Held for Sale or Development;

      (b) any Excess Land;

      (c) current assets, as defined in accordance with GAAP, in the ordinary course of business;

      (d) damaged, worn out or other obsolete property in the ordinary course of business if such property is no longer necessary for the proper conduct of such business;

      (e) property no longer used or useful in the ordinary course of business or property replaced with similar property of similar utility in the ordinary course of business;

      (f) each other disposition (or series of related dispositions) that results in Net Cash Proceeds to Isle of Capri and its Restricted Subsidiaries of less than or equal to $1.0 million; and

      (g) an Investment permitted under the covenant described under the subheading "Certain Covenants--Limitation on Restricted Payments" or a disposition made in accordance with the covenant described under the subheading "Certain Covenants--Consolidation, Merger, Conveyance, Transfer or Lease."

   "Bank Credit Facility" means that certain Amended and Restated Credit Agreement dated as of March 2, 2000 among Isle of Capri, the lenders named therein and Canadian Imperial Bank of Commerce, as administrative agent and issuing lender, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, deferred, refunded, substituted, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Isle of Capri as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, creditor, lender or group of creditors or lenders.

   "Black Hawk LLC" means the Isle of Capri Casino located in Black Hawk, Colorado.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Isle of Capri, to have been duly adopted by the Board of Directors of Isle of Capri, or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the trustee.

   "Capital Stock" means, with respect to any Person, any and all shares, interests (including partnership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or

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nonvoting) of, such Person's capital stock, whether outstanding on March 27,
2002 or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

   "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

   "Cash Equivalents" means any of the following, to the extent owned by Isle of Capri or any of its Restricted Subsidiaries free and clear of all Liens and having a maturity of not greater than 270 days from the date of acquisition:

   (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

   (2) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause
       (3) below and that has combined capital and surplus and undivided profits of not less than $500.0 million;

   (3) commercial paper issued by a corporation (except an Affiliate of Isle of Capri) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc.; and

   (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency or other instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), provided that the terms of such repurchase and reverse repurchase agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

   "Casino" means a gaming establishment owned by Isle of Capri or a Restricted Subsidiary and containing at least 600 slot machines and 10,000 square feet of space dedicated to the operation of games of chance.

   "Casino Hotel" means any hotel or similar hospitality facility with at least 100 rooms owned by Isle of Capri or a Restricted Subsidiary and serving a Casino.

   "Casino Related Facility" means any building, restaurant, theater, amusement park or other entertainment facility, parking or recreational vehicle facilities or retail shops located at or adjacent to, and directly ancillary to, a Casino and used or to be used in connection with such Casino, other than a Casino Hotel.

   "Change of Control" means after March 27, 2002, an event or series of events by which:

   (1) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing the greater of

      (a) that percentage of the combined voting power of Isle of Capri's outstanding Voting Stock held by Permitted Equity Holders (including shares as to which Isle of Capri or a Permitted Equity Holder holds an effective proxy to vote); or

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      (b) 35% or more of the combined voting power of Isle of Capri's outstanding Voting Stock;

   but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group, and at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage "beneficially owned" by such person or group; or

   (2) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by Isle of Capri's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

   (3) Isle of Capri consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, pursuant to a transaction in which the outstanding Voting Stock of Isle of Capri is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of Isle of Capri is (a) changed only to the extent necessary to reflect a change in the jurisdiction of incorporation of Isle of Capri or (b) is exchanged for (i) Voting Stock of the surviving corporation which is not Disqualified Stock or (ii) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by Isle of Capri as a Restricted Payment as described under the subheading "Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment) and no person or group, other than Permitted Equity Holders (including any Permitted Equity Holders who are part of a group where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group), owns immediately after such transaction, directly or indirectly, more than 35% of the combined voting power of the outstanding Voting Stock of the surviving corporation; or

   (4) Isle of Capri is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under the subheading "Consolidation, Merger, Conveyance, Transfer or Lease."

   "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

   "Consolidated Cash Flow" means, for any period, the sum of:

   (1) the Consolidated Net Income of Isle of Capri and its Restricted Subsidiaries for such period; plus

   (2) the sum of the following items to the extent deducted in determining Consolidated Net Income in accordance with GAAP and without duplication:

      (a) all Consolidated Interest Expense;

      (b) Consolidated Non-cash Charges;

      (c) Consolidated Income Tax Expense; and

      (d) any pre-opening expenses.

   "Consolidated Coverage Ratio" means the ratio of:

   (1) Consolidated Cash Flow of Isle of Capri and its Restricted Subsidiaries for the period (the "Reference Period") consisting of the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") to

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   (2) the Consolidated Interest Expense for such Reference Period based upon the pro forma amount of Indebtedness of Isle of Capri and its Restricted Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question, unless otherwise provided in the indenture.

   For purposes of this definition, if the Transaction Date occurs before the date on which Isle of Capri's consolidated financial statements for the four full fiscal quarters after March 27, 2002 are available, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated, in the case of Isle of Capri and its Restricted Subsidiaries, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period.

   In addition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to

   (1) the incurrence or retirement of any Indebtedness of Isle of Capri and its Restricted Subsidiaries at any time during the Reference Period or subsequent to such Reference Period but prior to the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (unless otherwise provided in the indenture), as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if Isle of Capri or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if Isle of Capri or such Restricted Subsidiary had directly incurred such guaranteed Indebtedness; and

   (2) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Isle of Capri or any of its Restricted Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period or subsequent to such Reference Period but prior to the Transaction Date, and any permanent prepayment, repayment, redemption, purchase or retirement of Indebtedness in connection with such Asset Sale, Event of Loss, Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period.

   Furthermore, in calculating Consolidated Interest Expense for purposes of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

   "Consolidated Income Tax Expense" means, as applied to any Person for any period, federal, state, local and foreign income taxes (including franchise taxes imposed in lieu of or as additional income tax) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided, that for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

   "Consolidated Interest Expense" means as applied to any Person for any period the sum of the following items, without duplication:

   (1) the aggregate amount of interest recognized by such Person and its Restricted Subsidiaries in respect of their Consolidated Indebtedness, including all interest capitalized by such Person and its Restricted Subsidiaries during such period and all commissions, discounts and other similar fees and charges owed by such Person or any of its Restricted Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate and Currency Protection Obligations of such Person and its Restricted Subsidiaries, but excluding other financing costs, amortization of deferred financing cost and debt discount or premium;

   (2) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Restricted Subsidiaries;

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   (3) to the extent any Indebtedness of any other Person is guaranteed by such
       Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness;

   (4) the interest portion of any deferred payment obligation;

   (5) an amount equal to 1/3/ of the base rental expense (i.e., not any rent expense paid as a percentage of revenues) attributable to such Person and its Restricted Subsidiaries; and /

   (6) the amount of dividends payable by such Person and its Restricted Subsidiaries in respect of Disqualified Stock (other than such dividends payable to such Restricted Subsidiaries).
   "Consolidated Net Income" means, for any period, the aggregate of the consolidated Net Income or net loss of Isle of Capri and its Restricted Subsidiaries determined in accordance with GAAP, less (to the extent included in such consolidated Net Income)

   (1) the Net Income or net loss of any Person (the "other Person")

      (a) other than a Restricted Subsidiary, except in each such case such Net Income shall be included to the extent of the amount of management fees or cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by Isle of Capri or its Restricted Subsidiaries, other than dividends, if applicable, or other distributions to pay obligations of or with respect to such Unrestricted Subsidiary, such as income taxes; or


      (b) in which Isle of Capri or any of its Restricted Subsidiaries has a joint interest with a third party (which interest of a third party causes the Net Income or net loss of such other Person not to be consolidated into the Net Income or net loss of Isle of Capri and its Restricted Subsidiaries in accordance with GAAP), except in each such case such Net Income shall be included to the extent of the amount of management fees or cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by Isle of Capri or its Restricted Subsidiaries, other than dividends, if applicable, or other distributions to pay obligations of or with respect to such Unrestricted Subsidiary, such as income taxes;

   (2) items classified as extraordinary or any non-cash item classified as non-recurring, other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits;

   (3) except to the extent includable in clause (1) above, the Net Income or loss of any other Person accrued or attributable to any period before the date on which it becomes a Restricted Subsidiary or is merged into or consolidated with Isle of Capri or any of its Restricted Subsidiaries or such other Person's property or Capital Stock (or a portion thereof) is acquired by Isle of Capri or any of its Restricted Subsidiaries; and

   (4) the Net Income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgement, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

   "Consolidated Net Worth" means, at any date of determination, the sum of:

   (1) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries on such date; plus

   (2) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of

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       dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; less

      (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person;

      (b) all investments in Persons that are not Restricted Subsidiaries; and

      (c) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

   "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

   "Credit Facility" means one or more debt or commercial paper facilities with banks or other institutional lenders (including the Bank Credit Facility) providing for revolving credit loans, term loans or letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), substitutions, refinancings or replacements thereof by a lender or a syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document or provides for other agents or lenders).

   "Cripple Creek Land" means the real estate owned or leased by Isle of Capri in Cripple Creek, Colorado.

   "Default" means any Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

   "Discontinued Assets" means the following assets held for sale by Isle of Capri or its Subsidiaries as of March 27, 2002:

   (1) the Diamond Lady riverboat;

   (2) the Lucky Seven barge and other unused marine equipment; and

   (3) gaming equipment held for sale.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Notes.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) that has a Fair Market Value of $5.0 million or more, any of the following:

   (1) any loss, destruction or damage of such property or asset;

   (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude; or

   (3) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

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   "Excess Land" means the approximately 12 acres of land owned by Isle of
Capri or its Restricted Subsidiaries as of March 27, 2002 Date adjacent to the Isle-Bossier City.

   "Excess Sale/Loss Proceeds" and ''Excess Sale/Loss Proceeds Offer" have the meanings set forth in the covenant described under the subheading "Certain Covenants--Limitation on Asset Sales and Events of Loss."

   "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be reasonably expected to be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise specified by the indenture, Fair Market Value shall be determined by the Board of Directors of Isle of Capri acting in good faith and shall be evidenced by a Board Resolution delivered to the trustee.

   "FFC Preferred Stock" means the shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by Isle of Capri.

   "FF&E" means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Line of Business.

   "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by Isle of Capri or a Restricted Subsidiary of FF&E.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable from time to time.

   "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or any foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by Isle of Capri or any of its Subsidiaries.

   "Indebtedness" of any Person means:

   (1) any liability, contingent or otherwise, of such Person:

      (a) for borrowed money, whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof;

      (b) evidenced by a note, bond, debenture or similar instrument, letters of credit, bankers' acceptances or other similar facilities, other than a trade payable or other than a current liability incurred in the ordinary course of business; or

      (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation, but not including any docking fees payable to Louisiana Downs, Inc. or guarantees thereof);

   (2) any liability of others of the kind described in the preceding clause
       (1) which such Person has guaranteed or which is otherwise its legal liability, including, without limitation, any obligation;

      (a) to pay or purchase such liability;

      (b) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered); and

      (c) to purchase or lease (other than pursuant to an operating lease of hotel rooms or similar lodging facilities entered into for the principal purpose of providing lodging at or near the site of a Casino, which facilities are reasonably expected to be beneficial to Isle of Capri's operating results) property or to purchase services;

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in each such case primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder or such Indebtedness against loss;

   (3) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

   (4) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

   (5) all Interest Rate and Currency Protection Obligations; and

   (6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses.

   "Interest Rate and Currency Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

   "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer, whose determination will be conclusive absent manifest error.

   "Isle-Bettendorf" means the Isle of Capri Casino located in Bettendorf, Iowa.

   "Isle-Biloxi" means the Isle of Capri Casino located in Biloxi, Mississippi.

   "Isle-Boonville" means the Isle of Capri Casino located in Boonville, Missouri.

   "Isle-Bossier City" means the Isle of Capri Casino located in Bossier City, Louisiana.

   "Isle-Kansas City" means the Isle of Capri Casino located in Kansas City, Missouri.

   "Isle-Lake Charles" means the Isle of Capri Casino located in Lake Charles, Louisiana.

   "Isle-Lula" means the Isle of Capri Casino located in Lula, Mississippi.

   "Isle-Vicksburg" means the Isle of Capri Casino located in Vicksburg, Mississippi.

   "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the indenture, a Person shall be deemed to own subject to a Lien any

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property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

   "Marketable Securities" means Cash Equivalents or any fund investing primarily in Cash Equivalents.

   "Material Operations" means assets or operations of Isle of Capri or its Subsidiaries that (1) that exceed 5% of the assets of Isle of Capri and its Consolidated Subsidiaries or (2) contributed more than 5% of the income from continuing operations of Isle of Capri and its Consolidated Subsidiaries (before income taxes, extraordinary items and intercompany management or similar fees) for the most recently completed four fiscal quarters of Isle of Capri for which financial statements are available.

   "Maturity" or "Maturity Date" when used with respect to any note, means the date specified in such note as the fixed date on which the last installment of principal of such note is due and payable.

   "Net Cash Proceeds" means, with respect to any Asset Sale, Event of Loss, issuance or sale by Isle of Capri of its Capital Stock or incurrence of Indebtedness, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by Isle of Capri or any of its Restricted Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication) (1) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss, (2) provisions for all taxes payable as a result of such Asset Sale or Event of Loss, (3) payments made to retire and permanently reduce any commitment with respect to any Indebtedness (other than payments on the notes) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness and (4) appropriate amounts to be provided by Isle of Capri or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by Isle of Capri or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of Isle of Capri or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

   "Net Income" means, with respect to any Person for any period, the net income or loss of such Person determined in accordance with GAAP.

   "Non-Recourse Indebtedness" means Indebtedness (1) as to which none of Isle of Capri or any of its Restricted Subsidiaries provides any credit support or is directly or indirectly liable for the payment of principal or interest thereof and a default with respect to which would not entitle any party to cause any other Indebtedness of Isle of Capri or a Restricted Subsidiary to be accelerated or (2) incurred by Isle of Capri or a Restricted Subsidiary to purchase one or more assets from the lending source, provided that the lender's only remedy against the obligor in the event of a default with respect to such Indebtedness, whether as a result of the failure to pay principal or interest when due or any other reason, is limited to repossession of such assets purchased.

   "Permitted Equity Holders" means Bernard Goldstein, Irene Goldstein and their lineal descendents (including adopted children and their lineal descendents) and any entity the equity interests of which are owned by only such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

   "Permitted Investments" means

   (1) Investments in Marketable Securities;

   (2) loans or advances to employees not to exceed an aggregate of $250,000 in any fiscal year of Isle of Capri and $1.0 million in the aggregate at any one time outstanding; and

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   (3) Investments in a Permitted Line of Business by Isle of Capri or a
       Restricted Subsidiary made in one or more Persons in an aggregate amount not to exceed $50.0 million at any one time outstanding.

   "Permitted Liens" means:

   (1) Liens on property acquired by Isle of Capri or any Restricted Subsidiary (including an indirect acquisition of property by way of a merger of a Person with or into Isle of Capri or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided that such Liens do not extend to any additional property or assets of Isle of Capri or any Restricted Subsidiary;

   (2) statutory Liens (other than those arising under ERISA) to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, maritime Liens for crew wages, salvage, suppliers and providers of services incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

   (3) leases or subleases granted to others not interfering in any material respect with the business of Isle of Capri or any Restricted Subsidiary;

   (4) any charter of a Vessel, provided that (a) in the good faith judgment of the Board of Directors of the Company such Vessel is not necessary for the conduct of the business of Isle of Capri or any of its Restricted Subsidiaries as conducted immediately prior thereto; (b) the terms of the charter are commercially reasonable and represent the Fair Market Value of the charter; and (c) the Person chartering the assets agrees to maintain the Vessel and evidences such agreement by delivering such an undertaking to the trustee;

   (5) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of Isle of Capri and its Subsidiaries as now conducted or as contemplated herein;

   (6) Liens arising in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security (other than those arising under ERISA);

   (7) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or an operating lease;

   (8) Liens arising from the filing of Uniform Commercial Code financing statements with respect to leases;

   (9) Liens arising from any final judgment or order not constituting an Event of Default;

  (10) Liens on documents or property under or in connection with letters of credit in the ordinary course of business, if and to the extent that the related Indebtedness is permitted under clause (1)(e) of the covenant described under the subheading "Certain Covenants--Limitation on Indebtedness"; and

  (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business.

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   "Permitted Line of Business" means, with respect to any Person, any casino gaming or pari-mutuel wagering business of such Person or any business that is related to, ancillary to or supportive of, connected with or arising out of the casino gaming or pari-mutuel wagering business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

   "Permitted Related Investment" means the acquisition of property or assets by a Person to be used in connection with a Permitted Line of Business of such Person.

   "Permitted Vessel Liens" means a Lien on a Vessel to secure FF&E Financing or Capitalized Lease Obligations where the holder or holders (or an agent, trustee or other representative for such holder or holders):

   (1) agrees to release such Lien upon satisfaction of such FF&E Financing;

   (2) agrees to release such Lien upon payment (or promise of payment) to such holder or holders (or such representative) of that portion of the proceeds of the sale of such Vessel attributable to the related FF&E; and

   (3) acknowledges that such Lien does not create rights on the hull and other equipment constituting such Vessel (other than the related FF&E).

   "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

   "Qualified Guarantee" means a guarantee by Isle of Capri or any of its Restricted Subsidiaries of Indebtedness of any entity primarily engaged or preparing to engage in a Permitted Line of Business, provided that:

   (1) unless such Indebtedness was incurred by a Native American tribe or any agency or instrumentality thereof, Isle of Capri and its Restricted Subsidiaries at the time of the incurrence, creation or assumption of the guarantee (a) own in the aggregate at least 35% of the outstanding Voting Stock of such entity and (b) control the day to day gaming operation of such entity pursuant to a written management agreement;

   (2) the primary purpose for which such Indebtedness was incurred was to finance the development, construction or acquisition of a facility that
       (a) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and
       (b) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or that is related to, ancillary or supportive of, connected with or arising out of such gaming business;


   (3) the pro forma Consolidated Coverage Ratio of Isle of Capri on the date of the guarantee would have been greater than 2.50 to 1.00;

   (4) none of the Permitted Equity Holders or any Affiliate of such Persons, other than Isle of Capri or its Restricted Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of such Indebtedness or a direct or indirect holder of any Capital Stock of such entity, other than through their respective ownership interests in Isle of Capri;

   (5) at the time of the incurrence, creation or assumption of the guarantee, the notes shall be rated at least "B2" by Moody's Investor's Services, Inc. and "B" by Standard & Poor's Corporation or their respective successors (or, if either such entity or both shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Isle of Capri); and

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   (6) if such Indebtedness is incurred by a Native American tribe or any agency or instrumentality thereof, including any tribal authority, for so long as such guarantee is outstanding such tribe and Isle of Capri or one of its Restricted Subsidiaries will have in effect a written agreement which has been approved by all required Governmental Authorities pursuant to which Isle of Capri or one of its Restricted Subsidiaries will manage such tribe's gaming activities at the facility or facilities with respect to which the Indebtedness was incurred in exchange for customary fees and reimbursements.

   "Qualified Public Equity Offering" means a firm commitment underwritten public offering of common stock of Isle of Capri for which Isle of Capri receives net proceeds of at least $30.0 million and after which the common stock is traded on a national securities exchange or quoted on The NASDAQ Stock Market.

   "Real Estate Options" means

   (1) all options held by Isle of Capri or its Restricted Subsidiaries, directly or indirectly, at April 23, 1999 for an amount, in each case, not exceeding $1.0 million to purchase or lease land; and

   (2) all options acquired by Isle of Capri, directly or indirectly, after April 23, 1999 for an amount, in each case, not exceeding $2.0 million, to purchase or lease land.

   "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

   "Restricted Payment" means any of

   (1) the declaration or payment of any dividend or any other distribution on Capital Stock of Isle of Capri or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Isle of Capri or any Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) otherwise permitted by the indenture and (b) in the case of a Subsidiary, dividends or distributions payable to Isle of Capri or to a Restricted Subsidiary of Isle of Capri);

   (2) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of Isle of Capri or any Subsidiary (other than Capital Stock of such Subsidiary held by Isle of Capri or any of its Restricted Subsidiaries);

   (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, before any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness which is subordinated in any manner in right of payment to the notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and

   (4) the making of any Investment or guarantee of any Investment by Isle of Capri or any Subsidiary in any Person other than

      (a) in a Person that would be, directly or indirectly, a Restricted Subsidiary of Isle of Capri immediately after giving effect to such Investment; or

      (b) under a plan of reorganization or similar proceeding under applicable bankruptcy law or in connection with a workout involving creditors of such Person in exchange for Indebtedness owing by such Person that did not violate the limitations set forth under the subheading "Certain Covenants--Limitations on Restricted Payments."

   "Restricted Subsidiary" means any Subsidiary of Isle of Capri that has not been designated as an Unrestricted Subsidiary pursuant to and in compliance with the provisions described under "Restricted and

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Unrestricted Subsidiaries," or a Subsidiary that has been designated as a
Restricted Subsidiary pursuant to and in compliance with the provisions described under "Restricted and Unrestricted Subsidiaries."

   "Rhythm City-Davenport" means the Rhythm City Casino located in Davenport, Iowa.

   "Senior Indebtedness" means (1) principal of, premium, if any, and interest (including post-petition interest) on, and all fees, costs, expenses and other amounts payable with respect to the Indebtedness under the Bank Credit Facility and (2) the principal of, premium, if any, and interest on any Indebtedness of Isle of Capri or the Subsidiary Guarantors, whether outstanding on March 27, 2002 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of Isle of Capri or the Subsidiary Guarantors, as applicable. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness,

   (1) Indebtedness evidenced by the notes or the Subsidiary Guarantees;

   (2) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of Isle of Capri or the Subsidiary Guarantors;

   (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, is without recourse to Isle of Capri or the Subsidiary Guarantors;

   (4) Indebtedness which is represented by Redeemable Capital Stock;

   (5) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (5));

   (6) Indebtedness of or amounts owed by Isle of Capri or the Subsidiary Guarantors for compensation to employees or for services rendered to Isle of Capri or the Subsidiary Guarantors;

   (7) Indebtedness of or amounts owed by Isle of Capri or a Restricted Subsidiary to Isle of Capri or another Restricted Subsidiary;

   (8) any liability for federal, state, local or other taxes owed or owing by Isle of Capri or the Subsidiary Guarantors;

   (9) Indebtedness of Isle of Capri or a Subsidiary Guarantor to any other Subsidiary of Isle of Capri; and

  (10) that portion of any Indebtedness which at the time of issuance is issued in violation of the indenture.

   "Significant Restricted Subsidiary" means any Restricted Subsidiary that is a guarantor of Isle of Capri's obligations under the Bank Credit Facility or any other Credit Facility.

   "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the principal of such security or Indebtedness, as applicable, is due and payable, including pursuant to any mandatory redemption or repayment provision (but excluding any provision providing for the repurchase of such security or repayment of such Indebtedness, as applicable, at the option of the holder thereof).

   "Subordinated Indebtedness" means Indebtedness that is subordinated in right of payment to the notes in all respects, matures at a date later than the Maturity Date of the notes and has an average life longer than that applicable to the notes.

   "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding Capital Stock having ordinary voting power to elect a

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majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership or joint venture or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person.

   "Subsidiary Guarantees" means the guarantees of the Subsidiary Guarantors with respect to Isle of Capri's obligations under the notes and the indenture.

   "Subsidiary Guarantors" means each existing and future Significant Restricted Subsidiary of Isle of Capri and any other Subsidiary that executes a Subsidiary Guarantee.

   "United States Government Obligations" means securities that are

   (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

   (2) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

   "Unrestricted Subsidiary" means any Subsidiary of Isle of Capri that

   (1) Isle of Capri has designated, pursuant to provisions described under the subheading "Restricted and Unrestricted Subsidiaries," as an Unrestricted Subsidiary and that has not been redesignated as a Restricted Subsidiary pursuant to such paragraph; and

   (2) any Subsidiary of any such Unrestricted Subsidiary.

   "Vessel" means any riverboat or barge, whether now owned or hereafter acquired by Isle of Capri or any Restricted Subsidiary, useful for gaming, administrative, entertainment or any other purpose whatsoever.

   "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

   "wholly owned" with respect to a Subsidiary of any Person means (1) with respect to a Subsidiary that is a partnership, limited liability company or similar entity, a Subsidiary whose capital or other equity interest is 99% or greater beneficially owned by such Person and (2) with respect to a Subsidiary that is other than a partnership, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such Person.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   In this section we summarize some of the material U.S. federal income tax considerations relevant to the exchange of your old notes for new notes in the exchange offer and the ownership and disposition of the new notes by holders who acquire the new notes pursuant to the exchange offer and who or which hold the new notes as capital assets for purposes of the U.S. Internal Revenue Code. This summary does not purport to be a complete analysis of all potential tax considerations relating to the new notes. The U.S. Internal Revenue Code contains rules relating to securities held by special categories of holders, including financial institutions, certain insurance companies, broker-dealers, tax exempt organizations, traders in securities that elect to mark-to-market, investors liable for the alternative minimum tax, investors that hold shares as part of a straddle or a hedging or conversion transaction, and investors whose functional currency is not the U.S. dollar. We do not discuss these rules and holders who are in special categories should consult their own tax advisors.

   This discussion is based on the current provisions of:

  . the U.S. Internal Revenue Code and current and proposed regulations under the U.S. Internal Revenue Code;

  . the administrative policies published by the U.S. Internal Revenue Service or "IRS"; and

  .   judicial decisions:

all of which are subject to change either prospectively or retroactively.

   We intend this summary to be a general description of the U.S. federal income tax considerations material to the exchange of your old notes for new notes in the exchange offer and the ownership and disposition of the new notes by holders who acquire the new notes pursuant to the exchange offer. We do not discuss U.S., state, local, foreign or other tax laws, including gift and estate tax laws, that may apply.

   YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

   We have not sought and will not seek any rulings from the IRS on the matters discussed in this section. The IRS may take a different position on the tax consequences of the exchange of your old notes for new notes in the exchange offer and the ownership and disposition of the new notes by holders who acquire the new notes pursuant to the exchange offer and that position may be sustained.

   We refer to you as a "U.S. Holder" if you are an individual or entity who or that is:

  . for purposes of the U.S. Internal Revenue Code, a citizen or resident in the U.S.;

  . a corporation or other entity created or organized under the laws of the U.S. or any political subdivision of the U.S.;

  . an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

  . a trust which either (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons, or (2) has elected to be treated as a U.S. person; or

  . otherwise subject to U.S. federal income tax on a net income basis on the new notes.

   We refer to persons who or that are not "U.S. holders" as "non-U.S. holders."

U.S. Holders

  Interest

   We believe that payments of stated interest on the new notes will constitute "qualified stated interest" for purposes of the original issue discount ("OID") rules of the code and generally will be taxable to you as ordinary income at the time that such amounts are paid or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. We believe that the new notes will not be issued with OID because they satisfy a statutory de minimus exception. If the new notes were issued with OID, U.S. holders would be required to include amounts of OID in income before the receipt of cash attributable to such OID.

  Sale, Exchange or Other Taxable Disposition of a New Note

   As a U.S. holder, you will recognize gain or loss on the sale, retirement, redemption or other taxable disposition of a new note in an amount equal to the difference between (1) the amount of cash and the fair market value of other property received in exchange for the new note, other than amounts for accrued but unpaid stated interest, and (2) your adjusted tax basis in the new note. Any gain or loss recognized will generally be capital gain or loss. The capital gain or loss will generally be long-term capital gain or loss your holding period for the new note is more than one year. Otherwise, the capital gain or loss will be a short-term capital gain or loss.

  Market Discount

   U.S. holders should be aware that the resale of the new notes may be affected by the "market discount" rules of the U.S. Internal Revenue Code under which a purchaser of a new note acquiring the new note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such new note, to the extent of the market discount that has accrued but not been included in income while the debt instrument was held by such purchaser.

  Exchange Offer

   As a U.S. holder, you will not recognize taxable gain or loss from exchanging old notes for new notes in the registered exchange offer. The holding period of the new notes will include the holding period of the old notes that are exchanged for the new notes. The adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged for the new notes immediately before the exchange.

  Backup Withholding and Information Reporting

   As a U.S. holder, you may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a rate of up to 31% on interest on, or the proceeds at a sale, exchange, redemption, retirement, or other disposition of, a new note, unless you (1) are a corporation or come within other exempt categories and, when required, demonstrate this fact, or (2) provide us or our agent with your taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the backup withholding rules.

Non-U.S. Holders

  Interest

   If you are a non-U.S. holder, interest paid to you on the new notes will not be subject to U.S. withholding tax if:

  . you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

  . you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us through stock ownership;

  . you are not a bank that received the interest on an extension of credit made under a loan agreement entered into in the ordinary course of your trade or business; and

  . either (1) you, as the beneficial owner of the exchange note, provide us or our agent with a statement, on U.S. Treasury Form W-8 BEN or a suitable substitute form, signed under penalties of perjury that includes your name and address and certifies that your are not a U.S. person, or
      (2) an exemption is otherwise established. If you hold your new notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable U.S. Treasury Regulations.

   If these requirements are not met, you will be subject to U.S. withholding tax at a rate of 30%, or lower treaty rate, if applicable, on interest payments.

  Effectively Connected Income

   Holders whose income on the new notes is subject to U.S. federal income tax on a net income basis because such income is effectively connected with the conduct of a trade or business within the United States should consult their own tax advisors concerning the U.S. tax consequences acquiring of the new notes.

  Sale, Exchange or Other Taxable Disposition of a New Note

   As a non-U.S. holder, gain realized by you on the sale, exchange or redemption of a new note generally will not be subject to U.S. withholding tax. However, gain will be subject to U.S. tax if (1) you are an individual who is present in the U.S. for a total of 183 days or more during the taxable year in which the gain is realized and other conditions are satisfied, or (2) you are subject to tax under U.S. tax laws that apply to certain U.S. expatriates.

  Backup Withholding And Information Reporting

   The amount of any interest paid to, and the tax withheld with respect to, a non-U.S. holder must generally be reported annually to the IRS and to such non-U.S. holders regardless of whether any tax was actually withheld.

   Payments on the new notes made by us or our paying agent to noncorporate non-U.S. holders may be subject to information reporting and possibly to "backup withholding" at a rate of up to 31%. Information reporting and backup withholding generally do not apply, however, to payments made by us or our paying agent on a new note if we (1) have received from you the U.S. Treasury Form W-8 BEN or a suitable substitute form as described above under "Non-U.S. Holders--Interest." or otherwise establish an exemption and (2) do not have actual knowledge that you are a U.S. holder.

   Payment of proceeds from a sale of a new note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you certify as to your non-U.S. status or otherwise establish an exemption from information reporting and backup withholding and the broker does not have actual knowledge a new note to or through a foreign office of a "broker," as defined in the applicable U.S. Treasury Regulations, should not be subject to information reporting or backup withholding. However, U.S. information reporting, but not backup withholding, generally will apply to a payment made outside the U.S. of the proceeds of the sale of a new note through an office outside the U.S. of a broker if the broker:

  .   is a U.S. person;

  . is a foreign person who derives 50% or more of its gross income from the conduct of a U.S. trade or business;

  . is a "controlled foreign corporation" for U.S. federal income tax purposes; or

  . is a foreign partnership, if at any time during its taxable year, one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a U.S. trade or business.

   However, information reporting will not apply if (1) you certify as to your non-U.S. status or the broker has documentary evidence in its records that your are a non-U.S. holder, and certain other conditions are met or (2) an exemption is otherwise established.

   Any amounts withheld under the backup withholding regulations from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided that you follow the requisite procedures.

   The foregoing summary is included for general information only. Each holder of old notes should consult its tax advisor as to the specific tax consequences to it of the exchange offer, including the application of and effect of state, local, foreign and other tax laws.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

   We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  .   in the over-the-counter market;

  .   in negotiated transactions;

  .   through the writing of options on the new notes; or

  .   a combination of these methods of resale,

at market prices prevailing at the time of resale, at prices related to prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

   Mayer, Brown, Rowe & Maw, Chicago, Illinois will pass on the validity of, and certain legal matters concerning, the new notes.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K as of April 29, 2001 and April 30, 2000 and for the years ended April 29, 2001, April 30, 2000 and April 25, 1999, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

================================================================================

                                 $200,000,000

                                Exchange Offer

                          ISLE OF CAPRI CASINOS, INC.

                     9% Senior Subordinated Notes due 2012

                           -------------------------

                                  PROSPECTUS

                           -------------------------

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   (a) Section 145 of the Delaware General Corporation Law; Section 83 of the Louisiana Business Corporation Law; Article 8, Subarticle E of the Mississippi Business Corporation Law; Article 109 of the Colorado Business Corporation Act; Division VIII, Part E of the Iowa Business Corporation Act; Section 78.751 of the Nevada Business Corporation Act; Section 351.355 of the General and Business Corporation Law of the State of Missouri; and Section 607.0850 of the Florida Business Corporation Act: (1) give corporations organized in those states broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) give a director or officer who successfully defends an action the right to be so indemnified and (3) authorize the co-registrants to buy directors' and officers' liability insurance.

   (b) Article 8 of Isle of Capri's Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law.

   In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Isle of Capri's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payment of dividends as prohibited by Section 174 of the Delaware General Corporation Law or (4) transactions from which a director derives an improper personal benefit.

   Various provisions contained in the Articles of Incorporation, By-laws or other organizational documents of the other co-registrants provide for indemnification of the directors and officers of those co-registrants and, in some cases, limit or eliminate the personal liability of the directors of those co-registrants in accordance with the laws of the states in which those co-registrants are organized.

Item 21.  Exhibits and Financial Statement Schedules

   (a) A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

   (b) None required or applicable.

   (c) Not applicable.

Item 22.  Undertakings

   Each of the undersigned registrants hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

   Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

   (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Biloxi, State of Mississippi, on May 22, 2002.

                                              ISLE OF CAPRI CASINOS, INC.

                                              By:    /s/  Bernard Goldstein
                                                  ------------------------------
                                                             Bernard
                                                    Goldstein Chairman, Chief
                                                  Executive Officer and Director

                                              CSNO, L.L.C.; GEMINI, INC.; GRAND
                                              PALAISRIVERBOAT, INC.;
                                              IOC-BOONVILLE, INC.; IOC-COAHOMA,
                                              INC.; IOC-DAVENPORT, INC.;
                                              IOC-KANSAS CITY, INC.; IOC
                                              HOLDINGS, LLC;IOC-LULA, INC.;
                                              IOC-NATCHEZ, INC.; ISLE OFCAPRI
                                              BETTENDORF, LC; ISLE OF
                                              CAPRICASINO-TUNICA, INC.; ISLE OF
                                              CAPRICASINO COLORADO, INC.; ISLE
                                              OF CAPRIMARQUETTE, INC.; LL
                                              HOLDINGCORPORATION; LOUISIANA
                                              RIVERBOATGAMING PARTNERSHIP; LRGP
                                              HOLDINGS,L.L.C.; RIVERBOAT
                                              CORPORATION OFMISSISSIPPI;
                                              RIVERBOAT CORPORATION
                                              OFMISSISSIPPI-VICKSBURG;
                                              RIVERBOATSERVICES, INC.; ST.
                                              CHARLES GAMINGCOMPANY, INC.

                                              By:    /s/  Bernard Goldstein
                                                  ------------------------------
                                                             Bernard
                                                    Goldstein Chairman, Chief
                                                  Executive Officer and Director

                                              PPI, INC.

                                              By:    /s/  Bernard Goldstein
                                                  ------------------------------
                                                             Bernard
                                                  Goldstein Chairman, President,
                                                   Chief Executive Officer and
                                                            Director

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Allan B. Solomon and Rexford A. Yeisley, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                  Date
          ---------                        -----                  ----
   /s/  Bernard Goldstein      Chairman, Chief Executive      May 22, 2002
-----------------------------  Officer and Director--Isle of
      Bernard Goldstein        Capri Casinos, Inc.; CSNO,
                               L.L.C.; Gemini, Inc.; Grand
                               Palais Riverboat, Inc.;
                               IOC-Boonville, Inc.;
                               IOC-Coahoma, Inc.;
                               IOC-Davenport, Inc.;
                               IOC-Kansas City, Inc.; IOC
                               Holdings, LLC; IOC-Lula,
                               Inc.; IOC-Natchez, Inc.; Isle
                               of Capri Bettendorf, LC; Isle
                               of Capri Casino-Tunica, Inc.;
                               Isle of Capri Casino
                               Colorado, Inc.; Isle of Capri
                               Marquette, Inc.; LL Holding
                               Corporation; Louisiana
                               Riverboat Gaming Partnership;
                               LRGP Holdings, L.L.C.;
                               Riverboat Corporation of
                               Mississippi; Riverboat
                               Corporation of
                               Missippi-Vicksburg; Riverboat
                               Services, Inc.; St. Charles
                               Gaming Company, Inc.
                               (Principal Executive Officer)
                               Chairman, President, Chief
                               Executive Officer and
                               Director--PPI, Inc.
                               (Principal Executive Officer)

    /s/  John M. Gallaway      President, Chief Operating     May 22, 2002
-----------------------------  Officer and Director--Isle of
      John M. Gallaway         Capri Casinos, Inc.; CSNO,
                               L.L.C.; Gemini, Inc.; Grand
                               Palais Riverboat, Inc.;
                               IOC-Boonville, Inc.;
                               IOC-Coahoma, Inc.;
                               IOC-Davenport, Inc.;
                               IOC-Kansas City, Inc.; IOC
                               Holdings, LLC; IOC-Lula,
                               Inc.; IOC-Natchez, Inc.; Isle
                               of Capri Bettendorf, LC; Isle
                               of Capri Casino-Tunica, Inc.;
                               Isle of Capri Casino
                               Colorado, Inc.; Isle of Capri
                               Marquette, Inc.; LL Holding
                               Corporation; Louisiana
                               Riverboat Gaming Partnership;
                               LRGP Holdings, L.L.C.;
                               Riverboat Corporation of
                               Mississippi; Riverboat
                               Corporation of
                               Missippi-Vicksburg; Riverboat
                               Services, Inc.; St. Charles
                               Gaming Company, Inc.
                               Director--PPI, Inc.

          Signature                        Title                  Date
          ---------                        -----                  ----

    /s/ Allan B. Solomon       Executive Vice President,      May 22, 2002
-----------------------------  Secretary, General Counsel
      Allan B. Solomon         and Director--Isle of Capri
                               Casinos, Inc.; CSNO, L.L.C.;
                               Gemini, Inc.; Grand Palais
                               Riverboat, Inc.;
                               IOC-Boonville, Inc.;
                               IOC-Coahoma, Inc.;
                               IOC-Davenport, Inc.;
                               IOC-Kansas City, Inc.; IOC
                               Holdings, LLC; IOC-Lula,
                               Inc.; IOC-Natchez, Inc.; Isle
                               of Capri Bettendorf, LC; Isle
                               of Capri Casino-Tunica, Inc.;
                               Isle of Capri Casino
                               Colorado, Inc.; Isle of Capri
                               Marquette, Inc.; LL Holding
                               Corporation; Louisiana
                               Riverboat Gaming Partnership;
                               LRGP Holdings, L.L.C.;
                               Riverboat Corporation of
                               Mississippi; Riverboat
                               Corporation of
                               Missippi-Vicksburg; Riverboat
                               Services, Inc.; St. Charles
                               Gaming Company, Inc.
                               Secretary and Director--PPI,
                               Inc.

  /s/  Robert S. Goldstein     Director--Isle of Capri        May 22, 2002
-----------------------------  Casinos, Inc.
     Robert S. Goldstein

     /s/  Alan J. Glazer       Director--Isle of Capri        May 22, 2002
-----------------------------  Casinos, Inc.
       Alan J. Glazer

    /s/  Emanuel Crystal       Director--Isle of Capri        May 22, 2002
-----------------------------  Casinos, Inc.
       Emanuel Crystal

   /s/  W. Randolph Baker      Director--Isle of Capri        May 22, 2002
-----------------------------  Casinos, Inc.
      W. Randolph Baker

  /s/  Jeffrey D. Goldstein    Director--Isle of Capri        May 22, 2002
-----------------------------  Casinos, Inc.
    Jeffrey D. Goldstein

          Signature                        Title                  Date
          ---------                        -----                  ----

   /s/  Rexford A. Yeisley     Senior Vice President, Chief   May 22, 2002
-----------------------------  Financial Officer, Treasurer
     Rexford A. Yeisley        and Assistant Secretary--Isle
                               of Capri Casinos, Inc.; CSNO,
                               L.L.C.; Gemini, Inc.; Grand
                               Palais Riverboat, Inc.;
                               IOC-Boonville, Inc.;
                               IOC-Coahoma, Inc.;
                               IOC-Davenport, Inc.;
                               IOC-Kansas City, Inc.; IOC
                               Holdings, LLC; IOC-Lula,
                               Inc.; IOC-Natchez, Inc.; Isle
                               of Capri Bettendorf, LC; Isle
                               of Capri Casino-Tunica, Inc.;
                               Isle of Capri Casino
                               Colorado, Inc.; Isle of Capri
                               Marquette, Inc.; LL Holding
                               Corporation; Louisiana
                               Riverboat Gaming Partnership;
                               LRGP Holdings, L.L.C.;
                               Riverboat Corporation of
                               Mississippi; Riverboat
                               Corporation of
                               Missippi-Vicksburg; Riverboat
                               Services, Inc.; St. Charles
                               Gaming Company, Inc.
                               (Principal Financial and
                               Accounting Officer)

                               Treasurer--PPI, Inc.
                               (Principal Financial and
                               Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
Number                                             Description
------                                             -----------
 1.1    Purchase Agreement, dated as of March 21, 2002, among Isle of Capri Casinos, Inc., the subsidiary guarantors named therein and Dresdner Kleinwort Wasserstein-Grantchester, Inc. for itself and as representative of the other initial purchasers
 3.1A   Certificate of Incorporation of Casino America, Inc.(4)
 3.1B   Amendment to Certificate of Incorporation of Casino America, Inc.(13)
 3.2A   By-laws of Casino America, Inc.(4)
 3.2B   Amendments to By-laws of Casino America, Inc., dated February 7, 1997(10)
 3.3    Articles of Organization of CSNO, L.L.C.
 3.4    Operating Agreement of CSNO, L.L.C.
 3.5    Amended and Restated Articles of Incorporation of Grand Palais Riverboat, Inc.(14)
 3.6    By-laws of Grand Palais Riverboat, Inc.(14)
 3.7    Articles of Incorporation of IOC-Coahoma, Inc.(14)
 3.8    By-laws of IOC-Coahoma, Inc.(14)
 3.9    Articles of Incorporation of Isle of Capri Casino-Tunica, Inc.(14)
 3.10   By-laws of Isle Capri Casino-Tunica, Inc.(14)
 3.11   Articles of Incorporation of Isle of Capri Casino Colorado, Inc.(14)
 3.12   By-laws of Isle of Capri Casino Colorado, Inc.(14)
 3.13   Amended and Restated Partnership Agreement of Louisiana Riverboat Gaming Partnership(14)
 3.14   Articles of Organization of LRGP Holdings, L.L.C.
 3.15   Operating Agreement of LRGP Holdings, L.L.C.
 3.16   Articles of Incorporation of PPI, Inc.(14)
 3.17   By-laws of PPI, Inc.(14)
 3.18   Articles of Incorporation of Riverboat Corporation of Mississippi(14)
 3.19   By-laws of Riverboat Corporation of Mississippi(14)
 3.20   Articles of Incorporation of Riverboat Corporation of Mississippi-Vicksburg(14)
 3.21   By-laws of Riverboat Corporation of Mississippi-Vicksburg(14)
 3.22   Articles of Incorporation of Riverboat Services, Inc.(14)
 3.23   By-laws of Riverboat Services, Inc.(14)
 3.24   Articles of Incorporation of St. Charles Gaming Company, Inc.(14)
 3.25   By-laws of St. Charles Gaming Company, Inc.(14)
 3.26   Articles of Organization of IOC Holdings, LLC
 3.27   Operating Agreement of IOC Holdings, LLC
 3.28   Articles of Incorporation of IOC-Natchez, Inc.
 3.29   By-laws of IOC-Natchez, Inc.
 3.30   Articles of Incorporation of IOC-Lula, Inc.
 3.31   By-laws of IOC-Lula, Inc.
 3.32   Articles of Incorporation of IOC-Boonville, Inc.
 3.33   By-laws of IOC-Boonville, Inc.
 3.34   Articles of Incorporation of IOC-Kansas City, Inc.
 3.35   By-laws of IOC-Kansas City, Inc.
 3.36   Articles of Organization of Isle of Capri Bettendorf, LC
 3.37   Operating Agreement of Isle of Capri Bettendorf, LC
 3.38   Articles of Incorporation of Isle of Capri Marquette, Inc.
 3.39   By-laws of Isle of Capri Marquette, Inc.
 3.40   Articles of Incorporation of IOC-Davenport, Inc.
 3.41   By-laws of IOC-Davenport, Inc.

   Exhibit
   Number                            Description
   ------                            -----------
     3.42  Articles of Incorporation of Gemini, Inc.
     3.43  By-laws of Gemini, Inc.
     3.44  Articles of Incorporation of LL Holding Corporation
     3.45  By-laws of LL Holding Corporation
     4.1   Specimen Certificate of Common Stock(1)
     4.2   Isle of Capri Casinos, Inc. agrees to furnish to the Securities and Exchange Commission, upon its request, the instruments defining the rights of holders of long term debt where the total amount of securities authorized thereunder does not exceed 10%
           of Isle of Capri Casinos, Inc.'s total consolidated assets
     4.3   Indenture, dated as of March 27, 2002 among Isle of Capri
           Casinos, Inc., the subsidiary guarantors named therein and State
           Street Bank and Trust Company, as trustee
     4.4   Registration Rights Agreement, dated as of March 27, 2002, among
           Isle of Capri Casinos, Inc., the subsidiary guarantors named therein and Dresdner Kleinwort Wasserstein-Grantschester, Inc.
           for itself and as representative of the other initial purchasers
     4.5A  Indenture, dated as of April 23, 1999, among Isle of Capri
           Casinos, Inc. the subsidiary guarantors named therein and State
           Street Bank and Trust Company, as trustee(10)
     4.5B  First Supplemental Indenture, dated as of September 16, 1999, among Isle of Capri Casinos, Inc. the subsidiary guarantors named therein and State Street Bank and Trust Company, as trustee
     4.5C  Second Supplemental Indenture, dated as of April 30, 2001, among
           Isle of Capri Casinos, Inc. the subsidiary guarantors named therein and State Street Bank and Trust Company, as trustee
     4.6   Registration Rights Agreement, dated as of April 23, 1999, among
           Isle of Capri Casinos, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated
           and Wasserstein Perella Securities, Inc., for themselves and on behalf of the other initial purchasers(10)
     4.7   Rights Agreement, dated as of February 7, 1997, between Casino
           America, Inc. and Norwest Bank Minnesota, N.A., as rights
           agent(9)
     5.1   Opinion of Mayer, Brown, Rowe & Maw as to the legality of the securities being registered
    10.1   Casino America, Inc. 1992 Stock Option Plan(2)
    10.2   Casino America, Inc. 1992 Stock Option Plan Amendment(3)
    10.3   Casino America, Inc. 1993 Stock Option Plan, as amended(7)
    10.4   Casino America, Inc. description of Employee Bonus Plan(3)
    10.5   Casino America, Inc. Retirement Trust and Savings Plan(3)
    10.6   Director's Option Plan(6)
    10.7   Biloxi Waterfront Project Lease dated as of April 9, 1994 by and between the City of Biloxi, Mississippi and Riverboat
           Corporation of Mississippi(5)
    10.8   First Amendment to Biloxi Waterfront Project Lease (Hotel
           Lease), dated as of April 26, 1995, by and between Riverboat
           Corporation of Mississippi(7)
    10.9   Amended and Restated Lease, dated as of April 19, 1999, among
           Port Resources, Inc. and CRU, Inc., as landlords and St. Charles
           Gaming Company, Inc., as tenant(13)
    10.10  Amended Casino America, Inc. 1992 Stock Option Plan(8)
    10.11  Amended Casino America, Inc. 1993 Stock Option Plan(8)
    10.12  Amended Casino America, Inc. 1993 Stock Option Plan(11)
    10.13  Amended Casino America, Inc. 1993 Stock Option Plan(12)
    10.14  Lease of property in Coahoma, Mississippi dated as of November
           16, 1993 by and among Roger Allen Johnson, Jr., Charles Bryant
           Johnson and Magnolia Lady, Inc.*
    10.15  Addendum to Lease dated as of June 22, 1994 by and among Roger
           Allen Johnson, Jr., Charles Bryant Johnson and Magnolia Lady,
           Inc.(15)
    10.16  Second addendum to Lease dated as of October 17, 1995 by and among Roger Allen Johnson, Jr., Charles Bryant Johnson and
           Magnolia Lady, Inc.(15)
    10.17  Amended and Restated Operating Agreement of Isle of Capri Black
           Hawk, L.L.C., dated as of July 29, 1997, between Casino America of Colorado, Inc. and Blackhawk Gold, Ltd., as amended*

Exhibit
Number                                             Description
------                                             -----------
 10.18  Development Agreement dated as of June 17, 1997, between City of Bettendorf, Lady Luck
        Bettendorf, Lady Luck Quad Cities, Inc. and Bettendorf Riverboat Development, LC*
 10.19  Operator's Contract, dated as of December 28, 1989, between Riverboat Development Authority and the Connelley Group, LP, as amended on February 9, 1990, March 1, 1990, January 1, 1991,
        September 30, 1994 and March 1, 1998*
 10.20  2000 Long-Term Stock Incentive Plan(16)
 10.21  Isle of Capri Deferred Bonus Plan(16)
 10.22  Employment Agreement dated as of January 1, 2002 between Isle of Capri Casinos, Inc. and John M.
        Gallaway*
 10.23  Employment Agreement dated as of January 1, 2002 between Isle of Capri Casinos, Inc. and Allan B.
        Solomon*
 10.24  Employment Agreement dated as of January 1, 2002 by and between Isle of Capri Casinos, Inc. and
        Rexford A. Yeisley*
 10.25  Employment Agreement dated as of January 1, 2002 by and between Isle of Capri Casinos, Inc. and
        Timothy M. Hinkley*
 10.26  Employment Agreement dated as of January 1, 2002 between Isle of Capri Casinos, Inc. and Bernard
        Goldstein*
 10.27  Second Amended and Restated Credit Agreement, dated as of April 26, 2002, among Isle of Capri
        Casinos, Inc., the lenders listed therein, Canadian Imperial Bank of Commerce, as administrative agent and issuing lender, Dresdner Bank AG, New York and Grand Cayman Branches and Deutsche
        Bank Trust Company Americas, as co-syndication agents, Credit Lyonnais Los Angeles Branch,
        Wells Fargo Bank, N.A. and The CIT Group/Equipment Financing, Inc., as co-documentation agents and CIBC World Market Corp., as lead arranger
 11.1   Computation of ratio of per share earnings
 12.1   Computation of ratio of earnings to fixed charges
 21.1   Subsidiaries of Isle of Capri Casinos, Inc.
 23.1   Consent of Ernst & Young LLP
 23.2   Consent of Mayer, Brown, Rowe & Maw (contained in Exhibit 5.1)
 24.1   Powers of attorney (contained on the signature page to this registration statement)
 25.1   Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of State Street Bank and
        Trust Company
 99.1   Form of Letter of Transmittal
 99.2   Form of Notice of Guaranteed Delivery

--------
*  To be filed by amendment to this registration statement.
(1) Filed as an exhibit to Casino America, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1992 (File No. 0-20538) and incorporated herein by reference.
(2) Filed as an exhibit to Casino America, Inc.'s Current Report on Form 8-K filed June 17, 1992 (File No. 0-20538) and incorporated herein by reference.
(3) Filed as an exhibit to Casino America, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1993 (File No. 0-20538) and incorporated herein by reference.
(4) Filed as an exhibit to Casino America, Inc.'s Registration Statement on
    Form S-1 filed September 3, 1993, as amended (Reg. No. 33-68434), and incorporated herein by reference.
(5) Filed as an exhibit to Casino America, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1994 (File No. 0-20538) and incorporated herein by reference.
(6) Filed as an exhibit to Casino America, Inc.'s Registration Statement on
    Form S-8 filed June 30, 1994 (File No. 33-80918) and incorporated herein by reference.
(7) Filed as an exhibit to Casino America, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1995 (File No. 0-20538) and incorporated herein by reference.

(8) Filed as an exhibit to Casino America, Inc.'s Proxy Statement for the fiscal year ended April 30, 1996 (File No. 0-20538) and incorporated herein by reference.
(9) Filed as an exhibit to Casino America, Inc.'s Current Report on Form 8-K filed on February 14, 1997 (File No. 0-20538) and incorporated herein by reference.
(10) Filed as an exhibit to Isle of Capri Casinos, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 27, 1997 (File No. 0-20538) and incorporated herein by reference.
(11) Filed as an exhibit to Casino America, Inc.'s Proxy Statement for the fiscal year ended April 27, 1997 (File No. 0-20538) and incorporated herein by reference.
(12) Filed as an exhibit to Casino America, Inc.'s Proxy Statement for the fiscal year ended April 26, 1998 (File No. 0-20538) and incorporated herein by reference.
(13) Filed as an exhibit to Isle of Capri Casinos, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 25, 1999 (File No. 0-20538) and incorporated herein by reference.
(14) Filed as an exhibit to Isle of Capri Casinos, Inc.'s Registration Statement on Form S-4 filed on July 2, 1999 (File No. 333-82243) and incorporated herein by reference.
(15) Filed as an exhibit to Isle of Capri Casinos, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 2000 (File No. 0-20538) and incorporated herein by reference.
(16) Filed as an exhibit to Isle of Capri Casinos, Inc.'s Proxy Statement for the fiscal year ended April 30, 2000 (File No. 0-20538) and incorporated herein by reference.